UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Texas Instruments Incorporated

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 21, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders on Thursday, April 21, 2016, at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 9:00 a.m. (Central time). At the meeting we will consider and act upon the following matters:

•	the election of directors for the next year,
•	advisory approval of the company’s executive compensation,
•	ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2016,
•	approval of amendments to the Texas Instruments 2009 Long-Term Incentive Plan, and
•	such other matters as may properly come before the meeting.

Stockholders of record at the close of business on February 22, 2016, are entitled to vote at the annual meeting.

We urge you to vote your shares as promptly as possible by: (1) accessing the Internet website, (2) calling the toll-free number or (3) signing, dating and mailing the enclosed proxy.

Sincerely,

Cynthia Hoff Trochu

Senior Vice President,

Secretary and

General Counsel

Dallas, Texas

March 9, 2016

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	1

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PROXY STATEMENT – MARCH 9, 2016

EXECUTIVE OFFICES

12500 TI BOULEVARD, DALLAS, TEXAS 75243

MAILING ADDRESS: P.O. BOX 660199, DALLAS, TEXAS 75266-0199

Voting procedures and quorum

TI’s board of directors requests your proxy for the annual meeting of stockholders on April 21, 2016. If you sign and return the enclosed proxy, or vote by telephone or on the Internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes mentioned in the notice of annual meeting. This proxy statement and related proxy are being distributed on or about March 9, 2016. If you come to the meeting, you can vote in person. If you do not come to the meeting, your shares can be voted only if you have returned a properly signed proxy or followed the telephone or Internet voting instructions, which can be found on the enclosed proxy. If you sign and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.

A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI common stock issued and outstanding and entitled to vote are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction.

Scheduled to be considered at the meeting are the election of directors, an advisory vote regarding approval of the company’s executive compensation, ratification of the appointment of our independent registered public accounting firm and approval of amendments to the Texas Instruments 2009 Long-Term Incentive Plan. Each of these matters is discussed elsewhere in this proxy statement. On each of these matters you may vote “for,” “against” or “abstain.” The vote required for the election of directors and approval of the other matters is shown in the table below.

Matter	Required Vote	Impact of Abstentions or Broker Non-Votes
Election of directors	Majority of votes present in person or by proxy at the meeting and entitled to be cast in the election with respect to a nominee must be cast for that nominee.	Abstentions have the same effect as votes against. Broker non-votes are not counted as votes for or against.
Advisory vote to approve named executive officer compensation.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Proposal to ratify appointment of independent registered public accounting firm.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions have the same effect as votes against. (Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.)
Proposal to approve amendments to the Texas Instruments 2009 Long-Term Incentive Plan.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.
Any other matter that may properly be submitted at the meeting.	Majority of votes present in person or by proxy at the meeting must be cast for the proposal.	Abstentions and broker non-votes have the same effect as votes against.

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Election of directors

Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees: RALPH W. BABB, JR., MARK A. BLINN, DANIEL A. CARP, JANET F. CLARK, CARRIE S. COX, RONALD KIRK, PAMELA H. PATSLEY, ROBERT E. SANCHEZ, WAYNE R. SANDERS, RICHARD K. TEMPLETON and CHRISTINE TODD WHITMAN.

If you return a proxy that is not otherwise marked, your shares will be voted FOR each of the nominees.

Nominees for directorship

All of the nominees for directorship are directors of the company. For a discussion of each nominee’s qualifications to serve as a director of the company, please see pages 6-8. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute or the number of directors will be reduced accordingly.

Directors

RALPH W. BABB, JR. Age 67 Director since 2010 Lead Director; Chair, Audit Committee	CARRIE S. COX Age 58 Director since 2004 Member, Governance and Stockholder Relations Committee	WAYNE R. SANDERS Age 68 Director since 1997 Chair, Governance and Stockholder Relations Committee

MARK A. BLINN Age 54 Director since 2013 Member, Audit Committee	RONALD KIRK Age 61 Director since 2013 Member, Governance and Stockholder Relations Committee	RICHARD K. TEMPLETON Age 57 Chairman since 2008 and director since 2003

DANIEL A. CARP Age 67 Director since 1997 Member, Compensation Committee	PAMELA H. PATSLEY Age 59 Director since 2004 Member, Compensation Committee	CHRISTINE TODD WHITMAN Age 69 Director since 2003 Member, Compensation Committee

JANET F. CLARK Age 61 Director since 2015 Member, Audit Committee	ROBERT E. SANCHEZ Age 50 Director since 2011 Chair, Compensation Committee

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Director not standing for re-election

RUTH J. SIMMONS Age 70 Director since 1999 Member, Audit Committee

Ms. Simmons, a highly valued director since 1999, has attained the age of 70 and is therefore ineligible under the company’s by-laws to stand for re-election at the 2016 annual meeting.

Director nomination process

The board is responsible for approving nominees for election as directors. To assist in this task, the board has designated a standing committee, the Governance and Stockholder Relations Committee (the G&SR Committee), which is responsible for reviewing and recommending nominees to the board. The G&SR Committee is comprised solely of independent directors as defined by the rules of The NASDAQ Stock Market (NASDAQ) and the board’s corporate governance guidelines. Our board of directors has adopted a written charter for the G&SR Committee. It can be found on our website at www.ti.com/corporategovernance.

It is a long-standing policy of the board to consider prospective board nominees recommended by stockholders. A stockholder who wishes to recommend a prospective board nominee for the G&SR Committee’s consideration can write to the Secretary of the G&SR Committee, Texas Instruments Incorporated, P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. The G&SR Committee will evaluate the stockholder’s prospective board nominee in the same manner as it evaluates other nominees.

In evaluating prospective nominees, the G&SR Committee looks for the following minimum qualifications, qualities and skills:

•	Outstanding achievement in the individual’s personal career.
•	Breadth of experience.
•	Soundness of judgment.
•	Ability to make independent, analytical inquiries.
•	Ability to contribute to a diversity of viewpoints among board members.
•	Willingness and ability to devote the time required to perform board activities adequately (in this regard, the G&SR Committee will consider the number of other boards on which the individual serves as a director, and in particular the board’s policy that directors should not serve on the boards of more than three other public companies).
•	Ability to represent the total corporate interests of TI (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

Stockholders, non-employee directors, management and others may submit recommendations to the G&SR Committee.

All nominees for directorship are directors of the company. Ms. Clark was elected to the board effective July 15, 2015. She is the only director nominee at the 2016 annual meeting of stockholders who is standing for election by the stockholders for the first time. A search firm retained by the company to assist the G&SR Committee in identifying and evaluating potential nominees initially identified Ms. Clark as a potential director candidate. The search firm conducted research to identify a number of potential candidates, based on qualifications and skills the G&SR Committee determined that candidates should possess. It then conducted further research on the candidates in whom the G&SR Committee had the most interest.

The board believes its current size is within the desired range as stated in the board’s corporate governance guidelines.

Board diversity and nominee qualifications

As indicated by the criteria above, the board prefers a mix of background and experience among its members. The board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the company. Maintaining a balance of tenure among the directors is part of the board’s consideration. Longer-serving directors bring valuable experience with

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the company and familiarity with the strategic and operational challenges it has faced over the years, while newer directors bring fresh perspectives and ideas. To help maintain this balance, the company has a mandatory retirement policy, pursuant to which directors cannot stand for election after reaching age 70. The effectiveness of the board’s approach to board composition decisions is evidenced by the directors’ participation in the insightful and robust yet respectful deliberation that occurs at board and committee meetings and in shaping the agendas for those meetings.

As it considered director nominees for the 2016 annual meeting, the board kept in mind that the most important issues it considers typically relate to the company’s strategic direction; succession planning for senior executive positions; the company’s financial performance; the challenges of running a large, complex enterprise, including the management of its risks; major acquisitions and divestitures; and significant research and development (R&D) and capital investment decisions. These issues arise in the context of the company’s operations, which primarily involve the manufacture and sale of semiconductors all over the world into industrial, automotive, personal electronics, communications equipment and enterprise systems markets.

As described below, each of our director nominees has achieved an extremely high level of success in his or her career, whether at multi-billion dollar multinational corporate enterprises or significant governmental organizations. In these positions, each has been directly involved in the challenges relating to setting the strategic direction and managing the financial performance, personnel and processes of large, complex organizations. Each has had exposure to effective leaders and has developed the ability to judge leadership qualities. Ten of the director nominees have experience in serving on the board of directors of at least one other major corporation, and two have served in high political office, all of which provides additional relevant experience on which each nominee can draw.

In concluding that each nominee should serve as a director, the board relied on the specific experiences and attributes listed below and on the direct personal knowledge, born of previous service on the board, that each of the nominees brings insight and the willingness to ask difficult questions to board deliberations.

Mr. Babb

•	As chairman and CEO of Comerica Incorporated and Comerica Bank (2002-present) and through a long career in banking, has gained first-hand experience in managing large, complex institutions, as well as insight into financial markets.
•	As Audit Committee chair at the company (April 19, 2013-present), chief financial officer of Comerica Incorporated and Comerica Bank (1995-2002), controller and later chief financial officer of Mercantile Bancorporation (1978-1995), and auditor and later audit manager at the accounting firm of Peat Marwick Mitchell & Co. (1971-1978), has gained extensive audit knowledge and experience in audit- and financial control-related matters.

Mr. Blinn

•	As CEO and a director of Flowserve Corporation (2009-present), has gained first-hand experience in managing a large, multinational corporation operating in global industrial markets, with ultimate management responsibility for the organization’s financial performance and significant capital and R&D investments.
•	As chief financial officer of Flowserve Corporation (2004-2009), chief financial officer of FedEx Kinko’s Office and Print Services Inc. (2003-2004) and vice president and controller of Centex Corporation (2000-2002), has developed a keen appreciation for audit- and financial control-related matters.

Mr. Carp

•	As chairman and CEO (2000-2005) and president (1997-2001, 2002-2003) of Eastman Kodak Company, has gained first-hand experience in managing a large, multinational corporation focused on worldwide electronics markets, with ultimate management responsibility for the corporation’s financial performance and its significant investments in capital and R&D.
•	As chairman of the board of directors of Delta Air Lines, Inc. (2007-present), a director of Norfolk Southern Corporation (2006-present) and a director of Liz Claiborne, Inc. (2006-2009), has helped oversee the strategy and operations of major multinational corporations in various industries, including some that are capital-intensive.

Ms. Clark

•	As executive vice president (2007-2013) and chief financial officer (2004-2013) of Marathon Oil Corporation, has developed a keen appreciation for audit- and financial control-related matters.

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•	As a director of Goldman Sachs BDC, Inc. (2015-present) and EOG Resources, Inc. (2014-present) and as a former director of Exterran Holdings, Inc. (and its predecessor company, Universal Compression Holdings, Inc.) (2003-2011) and Dell Inc. (2011-2013), has helped oversee the strategy and operations of other large multinational corporations, including one with a focus on technology.

Ms. Cox

•	As chairman (2013-present), CEO and a director (2010-present) of Humacyte, Inc., executive vice president and president of Global Pharmaceuticals at Schering-Plough Corporation (2003-2009) and executive vice president and president of Global Prescription Business at Pharmacia Corporation (1997-2003), has gained first-hand experience in managing large, multinational organizations focused on medical-related markets, with responsibility for those organizations’ financial performance and significant capital and R&D investments. Is also a director of Cardinal Health, Inc. (2009-present) and Celgene Corporation (2009-present).

Mr. Kirk

•	As U.S. Trade Representative (2009-2013), has gained first-hand experience in managing a complex organization that operates on an international scale and developed insight into issues bearing on global economic activity, international trade policies and strategies and the workings of foreign governments.
•	As Senior Of Counsel of Gibson, Dunn & Crutcher LLP (2013-present), and as a partner of Vinson & Elkins, LLP (2005-2009), has gained first-hand experience as an advisor to numerous multinational companies.
•	As a director of Brinker International, Inc. (1997-2009) and Dean Foods Company (1997-2009), has helped oversee the strategy and operations of other large corporations.

Ms. Patsley

•	As executive chairman (2016-present) and chairman and CEO (2009-2015) of MoneyGram International, Inc., senior executive vice president of First Data Corporation (2000-2007) and president and CEO of Paymentech, Inc. (1991-2000), has gained first-hand experience in managing large, multinational organizations, including the application of technology in the financial services sector, with ultimate management responsibility for their financial performance and significant capital investments.
•	As Audit Committee chair at the company (2006-April 18, 2013), a member of the audit committee at Dr Pepper Snapple Group, Inc., chief financial officer of First USA, Inc. (1987-1994) and an auditor at KPMG Peat Marwick for almost six years before joining First USA, has developed a keen appreciation for audit- and financial control-related matters.
•	As a director of Dr Pepper Snapple Group, Inc. (2008-present) and a director of Molson Coors Brewing Company (2005-2009), has helped oversee the strategy and operations of other major multinational corporations.

Mr. Sanchez

•	As chairman and CEO (2013-present), president (2012-2014) and chief operating officer (2012) of Ryder System, Inc., and as president of its Global Fleet Management Solutions business segment (2010-2012), has gained first-hand experience in managing a large, multinational, transportation-related organization, with responsibility for the organization’s financial performance and significant capital investments.
•	As executive vice president and chief financial officer (2007-2010) and as senior vice president and chief information officer (2003-2005) of Ryder System, Inc., has developed a keen appreciation for audit- and financial control-related issues and gained first-hand experience with all technology-related functions of a large, multinational corporation focused on transportation and logistics.

Mr. Sanders

•	As chairman (1992-2003) and CEO (1991-2002) of Kimberly-Clark Corporation, has gained first-hand experience in managing a large, multinational consumer goods corporation, with ultimate management responsibility for its financial performance and its significant capital and R&D investments.
•	As chairman of Dr Pepper Snapple Group, Inc. (2008-present) and a director of Belo Corporation (2003-2013), has helped oversee the strategy and operations of other large corporations.

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Mr. Templeton

•	As a 35-year veteran of the semiconductor industry, serving the last 20 years at a senior level at the company, including as chairman since 2008, CEO since 2004 and director since 2003, has developed a deep knowledge of all aspects of the company and of the semiconductor industry.

Ms. Whitman

•	As Administrator of the Environmental Protection Agency (2001-2003) and Governor of the State of New Jersey (1994-2000), has gained first-hand experience managing a large, complex organization and developed keen insight into the workings of government on the federal and state level and how they might impact company operations.
•	As a director of S.C. Johnson & Son, Inc. (2003-present) and United Technologies Corp. (2003-present), has helped oversee the strategy and operations of other large corporations.

Communications with the board

Stockholders and others who wish to communicate with the board, a board committee or an individual director, may write to them at: P.O. Box 655936, MS 8658, Dallas, TX 75265-5936. All communications sent to this address will be shared with the board, committee or individual director as applicable.

Corporate governance

The board has a long-standing commitment to responsible and effective corporate governance. We annually conduct extensive governance reviews and engage in investor outreach specific to governance and executive compensation matters. The board’s corporate governance guidelines (which include the director independence standards), the charters of each of the board’s committees, TI’s code of conduct and our code of ethics for our CEO and senior financial officers are available on our website at www.ti.com/corporategovernance. Stockholders may request copies of these documents free of charge by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations.

Annual meeting attendance

It is a policy of the board to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and board members. In 2015, all directors then in office attended TI’s annual meeting of stockholders.

Director independence

The board has determined that each of our directors is independent except for Mr. Templeton. In connection with this determination, information was reviewed regarding directors’ business and charitable affiliations, directors’ immediate family members and their employers, and any transactions or arrangements between the company and such persons or entities. The board has adopted the following standards for determining independence.

A.	In no event will a director be considered independent if:
1.	He or she is a current partner of or is employed by the company’s independent auditors;
2.	A family member of the director is (a) a current partner of the company’s independent auditors or (b) currently employed by the company’s independent auditors and personally works on the company’s audit;
3.	Within the current or preceding three fiscal years he or she was, and remains at the time of the determination, a partner in or a controlling shareholder, an executive officer or an employee of an organization that in the current year or any of the past three fiscal years (a) made payments to, or received payments from, the company for property or services, (b) extended loans to or received loans from, the company, or (c) received charitable contributions from the company, in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2 percent of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs); or
4.

Within the current or preceding three fiscal years a family member of the director was, and remains at the time of the determination, a partner in or a controlling shareholder or an executive officer of an organization that in the current year or any of the past three fiscal years (a) made payments to, or received payments from, the company for property or

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services, (b) extended loans to or received loans from the company, or (c) received charitable contributions from the company, in an amount or amounts which, in the aggregate in such fiscal year, exceeded the greater of $200,000 or 2 percent of the recipient’s consolidated gross revenues for that year (for purposes of this standard, “payments” excludes payments arising solely from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs).

B.	In no event will a director be considered independent if, within the preceding three years:
1.	He or she was employed by the company (except in the capacity of interim chairman of the board, chief executive officer or other executive officer, provided the interim employment did not last longer than one year);
2.	He or she received more than $120,000 during any twelve-month period in compensation from the company (other than (a) compensation for board or board committee service, (b) compensation received for former service lasting no longer than one year as an interim chairman of the board, chief executive officer or other executive officer and (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation);
3.	A family member of the director was employed as an executive officer by the company;
4.	A family member of the director received more than $120,000 during any twelve-month period in compensation from the company (excluding compensation as a non-executive officer employee of the company);
5.	He or she was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
6.	A family member of the director was (but is no longer) a partner or employee of the company’s independent auditors and worked on the company’s audit within that time;
7.	He or she was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee; or
8.	A family member of the director was an executive officer of another entity at which any of the company’s current executive officers at any time during the past three years served on that entity’s compensation committee.

C.	No member of the Audit Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from the company, other than in his or her capacity as a member of the board or any board committee. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service). In addition, no member of the Audit Committee may be an affiliated person of the company except in his or her capacity as a director.

D.	With respect to service on the Compensation Committee, the board will consider all factors that it deems relevant to determining whether a director has a relationship to the company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:
1.	The source of compensation of the director, including any consulting, advisory or compensatory fee paid by the company to the director; and
2.	Whether the director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

E.	For any other relationship, the determination of whether it would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities, and consequently whether the director involved is independent, will be made by directors who satisfy the independence criteria set forth in this section.

For purposes of these independence determinations, “company” and “family member” will have the same meaning as under NASDAQ rules.

Board organization

Board and committee meetings

During 2015, the board held nine meetings. The board has three standing committees described below. The committees of the board collectively held 24 meetings in 2015. Each director attended at least 84 percent of the board and relevant committee meetings combined. Overall attendance at board and committee meetings was approximately 96 percent.

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Committees of the board

Audit Committee

The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All members of the Audit Committee are independent under NASDAQ rules and the board’s corporate governance guidelines. From April 18, 2014, to July 14, 2015, the committee members were Mr. Babb (Chair), Mr. Blinn and Ms. Simmons. Since July 15, 2015, the committee members have been Mr. Babb (chair), Mr. Blinn, Ms. Clark and Ms. Simmons. The Audit Committee is generally responsible for:

•	Appointing, compensating, retaining and overseeing TI’s independent registered public accounting firm.
•	Reviewing the annual report of TI’s independent registered public accounting firm related to quality control.
•	Reviewing TI’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the board.
•	Reviewing TI’s audit plans.
•	Reviewing before issuance TI’s news releases regarding annual and interim financial results and discussing with management any related earnings guidance that may be provided to analysts and rating agencies.
•	Discussing TI’s audited financial statements with management and the independent registered public accounting firm, including a discussion with the firm regarding the matters required to be reviewed under applicable legal or regulatory requirements.
•	Reviewing relationships between the independent registered public accounting firm and TI.
•	Reviewing and discussing the adequacy of TI’s internal accounting controls and other factors affecting the integrity of TI’s financial reports with management and with the independent registered public accounting firm.
•	Creating and periodically reviewing TI’s whistleblower policy.
•	Reviewing TI’s risk assessment and risk management policies.
•	Reviewing TI’s compliance and ethics program.
•	Reviewing a report of compliance of management and operating personnel with TI’s code of conduct, including TI’s conflict of interest policy.
•	Reviewing TI’s non-employee-related insurance programs.
•	Reviewing changes, if any, in major accounting policies of the company.
•	Reviewing trends in accounting policy changes that are relevant to the company.
•	Reviewing the company’s policy regarding investments and financial derivative products.

The board has determined that all members of the Audit Committee are financially sophisticated, as the board has interpreted such qualifications in its business judgment. In addition, the board has designated Mr. Babb as the audit committee financial expert as defined in the Securities Exchange Act of 1934, as amended.

The Audit Committee met ten times in 2015. The Audit Committee holds regularly scheduled meetings and reports its activities to the board. The committee also continued its long-standing practice of meeting directly with our internal audit staff to discuss the audit plan and to allow for direct interaction between Audit Committee members and our internal auditors. Please see pages 40-41 for a report of the committee.

Compensation Committee

All members of the Compensation Committee are independent. From April 18, 2014, to April 16, 2015, the committee members were Mr. Sanchez (chair), Ms. Patsley and Ms. Whitman. Since April 17, 2015, the committee members have been Mr. Sanchez (chair), Mr. Carp, Ms. Patsley and Ms. Whitman. The committee is responsible for:

•	Reviewing the performance of the CEO and determining his compensation.
•	Setting the compensation of the company’s other executive officers.
•	Overseeing administration of employee benefit plans.
•	Making recommendations to the board regarding:
¡	Institution and termination of, revisions in and actions under employee benefit plans that (i) increase benefits only for officers of the company or disproportionately increase benefits for officers of the company more than other employees of the company, (ii) require or permit the issuance of the company’s stock or (iii) the board must approve.
¡	Reservation of company stock for use as awards of grants under plans or as contributions or sales to any trustee of any employee benefit plan.

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•	Taking action as appropriate regarding the institution and termination of, revisions in and actions under employee benefit plans that are not required to be approved by the board.
•	Appointing, setting the compensation of, overseeing and considering the independence of any compensation consultant or other advisor.

The Compensation Committee met six times in 2015. The Compensation Committee holds regularly scheduled meetings, reports its activities to the board, and consults with the board before setting annual executive compensation. Please see page 28 for a report of the committee.

In performing its functions, the committee is supported by the company’s Human Resources organization. The committee has the authority to retain any advisors it deems appropriate to carry out its responsibilities. The committee retained Pearl Meyer & Partners as its compensation consultant for the 2015 compensation cycle. The committee instructed the consultant to advise it directly on executive compensation philosophy, strategies, pay levels, decision-making processes and other matters within the scope of the committee’s charter. Additionally, the committee instructed the consultant to assist the company’s Human Resources organization in its support of the committee in these matters with such items as peer-group assessment, analysis of the executive compensation market, and compensation recommendations.

The Compensation Committee considers it important that its compensation consultant’s objectivity not be compromised by other engagements with the company or its management. In support of this belief, the committee has a policy on compensation consultants, a copy of which may be found on www.ti.com/corporategovernance. During 2015, the committee determined that its compensation consultant was independent of the company and had no conflict of interest.

The Compensation Committee considers executive compensation in a multistep process that involves the review of market information, performance data and possible compensation levels over several meetings leading to the annual determinations in January. Before setting executive compensation, the committee reviews the total compensation and benefits of the executive officers and considers the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.

The CEO and the senior vice president responsible for Human Resources, who is an executive officer, are regularly invited to attend meetings of the committee. The CEO is excused from the meeting during any deliberations or vote on his compensation. No executive officer determines his or her own compensation or the compensation of any other executive officer. As members of the board, the members of the committee receive information concerning the performance of the company during the year and interact with our management. The CEO gives the committee and the board an assessment of his own performance during the year just ended. He also reviews the performance of the other executive officers with the committee and makes recommendations regarding their compensation. The senior vice president responsible for Human Resources assists in the preparation of and reviews the compensation recommendations made to the committee other than for her compensation.

The Compensation Committee’s charter provides that it may delegate its power, authority and rights with respect to TI’s long-term incentive plans, employee stock purchase plan and employee benefit plans to (i) one or more committees of the board established or delegated authority for that purpose; or (ii) employees or committees of employees except that no such delegation may be made with respect to compensation of the company’s executive officers.

Pursuant to that authority, the Compensation Committee has delegated to a special committee established by the board the authority to grant a limited number of stock options and restricted stock units under the company’s long-term incentive plans. The sole member of the special committee is Mr. Templeton. The special committee has no authority to grant, amend or terminate any form of compensation for TI’s executive officers. The Compensation Committee reviews the grant activity of the special committee.

Governance and Stockholder Relations Committee

All members of the G&SR Committee are independent. From April 18, 2014, to April 16, 2015, the committee members were Mr. Sanders (chair), Mr. Carp, Ms. Cox and Mr. Kirk. Since April 17, 2015, the committee members have been Mr. Sanders (chair), Mr. Cox and Mr. Kirk. The G&SR Committee is generally responsible for:

•	Making recommendations to the board regarding:
¡	The development and revision of our corporate governance principles.
¡	The size, composition and functioning of the board and board committees.
¡	Candidates to fill board positions.
¡	Nominees to be designated for election as directors.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	11

¡	Compensation of board members.
¡	Organization and responsibilities of board committees.
¡	Succession planning by the company.
¡	Issues of potential conflicts of interest involving a board member raised under TI’s conflict of interest policy.
¡	Election of executive officers of the company.
¡	Topics affecting the relationship between the company and stockholders.
¡	Public issues likely to affect the company.
¡	Responses to proposals submitted by stockholders.
•	Reviewing:
¡	Contribution policies of the company and the TI Foundation.
¡	Revisions to TI’s code of conduct.
•	Electing officers of the company other than the executive officers.
•	Overseeing an annual evaluation of the board and the committee.

The G&SR Committee met eight times in 2015. The G&SR Committee holds regularly scheduled meetings and reports its activities to the board. Please see page 5 for a discussion of stockholder nominations and page 8 for a discussion of communications with the board.

Board leadership structure

The board’s current leadership structure combines the positions of chairman and CEO, and includes a lead director who presides at executive sessions and performs the duties listed below. The board believes that this structure, combined with its other practices (such as (a) including on each board agenda an opportunity for the independent directors to comment on and influence the proposed strategic agenda for future meetings and (b) holding an executive session at each board meeting), allows it to maintain the active engagement of independent directors and appropriate oversight of management.

The lead director is elected by the independent directors annually. The independent directors have elected Mr. Babb to serve as lead director. The duties of the lead director are to:

•	Preside at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
•	Serve as liaison between the chairman and the independent directors;
•	Approve information sent to the board;
•	Approve meeting agendas for the board;
•	Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

In addition, the lead director has authority to call meetings of the independent directors.

The board, led by its G&SR Committee, regularly reviews the board’s leadership structure. The board’s consideration is guided by two questions: would stockholders be better served and would the board be more effective with a different structure. The board’s views are informed by a review of the practices of other companies and insight into the preferences of top stockholders, as gathered from face-to-face dialogue and review of published guidelines. The board also considers how board roles and interactions would change if its leadership structure changed. The board’s goal is for each director to have an equal stake in the board’s actions and equal accountability to the corporation and its stockholders.

The board continues to believe that there is no uniform solution for a board leadership structure. Indeed, the company has had varying board leadership models over its history, at times separating the positions of chairman and CEO and at times combining the two, and now utilizing a lead director.

Risk oversight by the board

It is management’s responsibility to assess and manage the various risks TI faces. It is the board’s responsibility to oversee management in this effort. In exercising its oversight, the board has allocated some areas of focus to its committees and has retained areas of focus for itself, as more fully described below.

12	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Management generally views the risks TI faces as falling into the following categories: strategic, operational, financial and compliance. The board as a whole has oversight responsibility for the company’s strategic and operational risks (e.g., major initiatives, competitive markets and products, sales and marketing, and research and development). Throughout the year the CEO discusses these risks with the board during strategy reviews that focus on a particular business or function. In addition, at the end of the year, the CEO provides a formal report on the top strategic and operational risks.

TI’s Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy). Oversight responsibility for compliance risk is shared by the board committees. For example, the Audit Committee oversees compliance with the company’s code of conduct and finance- and accounting-related laws and policies, as well as the company’s compliance program itself; the Compensation Committee oversees compliance with the company’s executive compensation plans and related laws and policies; and the G&SR Committee oversees compliance with governance-related laws and policies, including the company’s corporate governance guidelines.

The Audit Committee oversees the company’s approach to risk management as a whole. It reviews the company’s risk management process at least annually by means of a presentation by the CFO.

The board’s leadership structure is consistent with the board and committees’ roles in risk oversight. As discussed above, the board has found that its current structure and practices are effective in fully engaging the independent directors. Allocating various aspects of risk oversight among the committees provides for similar engagement. Having the chairman and CEO review strategic and operational risks with the board ensures that the director most knowledgeable about the company, the industry in which it operates and the competition and other challenges it faces shares those insights with the board, providing for a thorough and efficient process.

Director compensation

The G&SR Committee has responsibility for reviewing and making recommendations to the board on compensation for non-employee directors, with the board making the final determination. The committee has no authority to delegate its responsibility regarding director compensation. In carrying out this responsibility, it is supported by TI’s Human Resources organization. The CEO, the senior vice president responsible for Human Resources and the Secretary review the recommendations made to the committee. The CEO also votes, as a member of the board, on the compensation of non-employee directors.

The compensation arrangements in 2015 for the non-employee directors were:

•	Annual retainer of $85,000 for board and committee service.
•	Additional annual retainer of $25,000 for service as the lead director.
•	Additional annual retainer of $30,000 for service as chair of the Audit Committee; $20,000 for service as chair of the Compensation Committee; and $15,000 for service as chair of the G&SR Committee.
•	Annual grant of a 10-year option to purchase TI common stock pursuant to the terms of the Texas Instruments 2009 Director Compensation Plan (Director Plan), which was approved by stockholders in April 2009. The grant date value is $100,000, determined using a Black-Scholes option-pricing model (subject to the board’s ability to adjust the grant downward). These non-qualified options become exercisable in four equal annual installments beginning on the first anniversary of the grant and also will become fully exercisable in the event of termination of service following a change in control (as defined in the Director Plan) of TI. If a director’s service terminates due to death, disability or ineligibility to stand for re-election under the company’s by-laws, or after the director has completed eight years of service, then all outstanding options held by the director shall continue to become exercisable in accordance with their terms. If a director’s service terminates for any other reason, all outstanding options held by the director shall be exercisable for 30 days after the date of termination, but only to the extent such options were exercisable on the date of termination.
•	Annual grant of restricted stock units pursuant to the Director Plan with a grant date value of $100,000 (subject to the board’s ability to adjust the grant downward). The restricted stock units vest on the fourth anniversary of their date of grant and upon a change in control as defined in the Director Plan. If a director is not a member of the board on the fourth anniversary of the grant, restricted stock units will nonetheless settle (i.e., the shares will issue) on such anniversary date if the director has completed eight years of service prior to termination or the director’s termination was due to death, disability or ineligibility to stand for re-election under the company’s by-laws. The director may defer settlement of the restricted stock units at his or her election. Upon settlement, the director will receive one share of TI common stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units at the same rate as dividends on TI common stock. The director may defer receipt of dividend equivalents.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	13

•	$1,000 per day compensation for other activities designated by the chairman.
•	A one-time grant of 2,000 restricted stock units upon a director’s initial election to the board.

The board has determined that annual grants of equity compensation to non-employee directors will be timed to occur when grants are made to our U.S. employees in connection with the annual compensation review process. Accordingly, such equity grants to non-employee directors are made in January. Please see the discussion regarding the timing of equity compensation grants on page 25.

Directors are not paid a fee for meeting attendance, but we reimburse non-employee directors for their travel, lodging and related expenses incurred in connection with attending board, committee and stockholders meetings and other designated TI events. In addition, non-employee directors may travel on company aircraft to and from these meetings and other designated events. On occasion, directors’ spouses are invited to attend board events; the spouses’ expenses incurred in connection with attendance at those events are also reimbursed.

Under the Director Plan, some directors have chosen to defer all or part of their cash compensation until they leave the board (or certain other specified times). These deferred amounts were credited to either a cash account or stock unit account. Cash accounts earn interest from TI at a rate currently based on Moody’s Seasoned Aaa Corporate Bonds. For 2015, that rate was 4.05 percent. Stock unit accounts fluctuate in value with the underlying shares of TI common stock, which will be issued after the deferral period. Dividend equivalents are paid on these stock units. Directors may also defer settlement of the restricted stock units they receive.

We have arrangements with certain customers whereby our employees may purchase consumer products containing TI components at discounted pricing. In addition, the TI Foundation has an educational and cultural matching gift program. In both cases, directors are entitled to participate on the same terms and conditions available to employees.

Non-employee directors are not eligible to participate in any TI-sponsored pension plan.

2015 director compensation

The following table shows the compensation of all persons who were non-employee members of the board during 2015 for services in all capacities to TI in 2015.

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation ($) (6)	Total ($)
R. W. Babb, Jr.	$131,667	$99,951	$99,995	—	—	$40	$331,653
M. A. Blinn	$85,000	$99,951	$99,995	—	—	$6,540	$291,486
D. A. Carp	$85,000	$99,951	$99,995	—	—	$797	$285,743
J. F. Clark (1)	$39,301	$98,980	—	—	—	$20,040	$158,321
C. S. Cox	$85,000	$99,951	$99,995	—	$2,066	$10,040	$297,052
R. Kirk	$85,000	$99,951	$99,995	—	—	$40	$284,986
P. H. Patsley	$85,000	$99,951	$99,995	—	—	$40	$284,986
R. E. Sanchez	$105,000	$99,951	$99,995	—	—	$10,040	$314,986
W. R. Sanders	$108,333	$99,951	$99,995	—	—	$797	$309,076
R. J. Simmons	$85,000	$99,951	$99,995	—	$391	$10,040	$295,377
C. T. Whitman	$85,000	$99,951	$99,995	—	—	$40	$284,986

(1)	Ms. Clark was elected to the board effective July 15, 2015.

(2)	Includes amounts deferred at the director’s election.

(3)

Shown is the aggregate grant date fair value of restricted stock units granted in 2015 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification™ Topic 718, Compensation-Stock Compensation (ASC 718). The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 4 to the financial statements contained in Item 8 (“Note 4 to the Financial Statements”) in TI’s annual report on Form 10-K for the year ended December 31, 2015. Each restricted stock unit represents the right to receive one share of TI common stock. For restricted stock units granted prior to 2007, shares are issued at the time of mandatory retirement from the board (age 70) or upon the

14	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

earlier of termination of service from the board after completing eight years of service or death or disability. For information regarding share issuances under restricted stock units granted after 2006, please see the discussion on page 13. The table below shows the aggregate number of shares underlying outstanding restricted stock units held by the named individuals as of December 31, 2015.

Name	Restricted Stock Units (in Shares)
R. W. Babb, Jr.	15,146
M. A. Blinn	6,121
D. A. Carp	31,810
J. F. Clark	2,000
C. S. Cox	25,146
R. Kirk	6,121
P. H. Patsley	12,259
R. E. Sanchez	10,259
W. R. Sanders	19,859
R. J. Simmons	31,146
C. T. Whitman	22,646

(4)	Shown is the aggregate grant date fair value of options granted in 2015 calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 4 to the Financial Statements in TI’s annual report on Form 10-K for the year ended December 31, 2015. The terms of these options are as set forth on page 13 except that for options granted before 2010, the grant becomes fully exercisable upon a change in control of TI. The table below shows the aggregate number of shares underlying outstanding stock options held by the named individuals as of December 31, 2015.

Name	Options (in Shares)
R. W. Babb, Jr.	59,745
M. A. Blinn	22,838
D. A. Carp	87,745
J. F. Clark	—
C. S. Cox	80,745
R. Kirk	22,838
P. H. Patsley	87,745
R. E. Sanchez	49,743
W. R. Sanders	59,745
R. J. Simmons	30,178
C. T. Whitman	87,745

(5)	SEC rules require the disclosure of earnings on deferred compensation to the extent that the interest rate exceeds a specified rate (Federal Rate), which is 120 percent of the applicable federal long-term interest rate with compounding. Under the terms of the Director Plan, deferred compensation cash amounts earn interest at a rate based on Moody’s Seasoned Aaa Corporate Bonds. For 2015, this interest rate exceeded the Federal Rate by 0.54 percentage points. Shown is the amount of interest earned on the directors’ deferred compensation accounts that was in excess of the Federal Rate.

(6)	Consists of (a) the annual cost ($40 per director) of premiums for travel and accident insurance policies, (b) contributions under the TI Foundation matching gift program of $6,500 for Mr. Blinn, $20,000 for Ms. Clark and $10,000 for each of Mses. Cox and Simmons and Mr. Sanchez and (c) for Messrs. Carp and Sanders, third-party administration fees for the Director Award Program. Each director whose service commenced prior to June 20, 2002, is eligible to participate in the Director Award Program, a charitable donation program under which we will contribute a total of $500,000 per eligible director to as many as three educational institutions recommended by the director and approved by us. The contributions are made following the director’s death. Directors receive no financial benefit from the program, and all charitable deductions belong to the company. In accordance with SEC rules, we have included the company’s annual costs under the program in All Other Compensation of the directors who participate. The cost attributable to each of Messrs. Carp and Sanders for their participation in this program was $757.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	15

Executive compensation

We are providing you the opportunity to cast an advisory vote on named executive officer compensation as required by Section 14A of the Securities Exchange Act. The company holds this vote annually.

Proposal regarding advisory approval of the company’s executive compensation

The board asks the shareholders to cast an advisory vote on the compensation of our named executive officers. The “named executive officers” are the chief executive officer, chief financial officer and three other most highly compensated executive officers, as named in the compensation tables on pages 28-40.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 16-40 of this proxy statement, is hereby approved.

We encourage shareholders to review the Compensation Discussion and Analysis section of the proxy statement, which follows. It discusses our executive compensation policies and programs and explains the compensation decisions relating to the named executive officers for 2015. We believe that the policies and programs serve the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance and strategic position of the company.

Although the outcome of this vote is not binding on the company or the board, the Compensation Committee of the board will consider it when setting future compensation for the executive officers.

The board of directors recommends a vote FOR the resolution approving the named executive officer compensation for 2015, as disclosed in this proxy statement.

Compensation Discussion and Analysis

This section describes TI’s compensation program for executive officers. It will provide insight into the following:

•	The elements of the 2015 compensation program, why we selected them and how they relate to one another; and
•	How we determined the amount of compensation for 2015.

Currently, TI has 10 executive officers. These executives have the broadest job responsibilities and policy-making authority in the company. We hold them accountable for the company’s performance and for maintaining a culture of strong ethics. Details of compensation for our CEO, CFO and the three other highest paid individuals who were executive officers in 2015 (collectively called the “named executive officers”) can be found in the tables beginning on page 28.

Executive summary

•	TI’s compensation program is structured to pay for performance and deliver rewards that encourage executives to think and act in both the short- and long-term interests of our shareholders. The majority of total compensation for our executives each year comes in the form of variable cash and equity compensation. Variable cash is tied to the short-term performance of the company, and the value of equity is tied to the long-term performance of the company. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of TI.
•	2015 compensation decisions for the CEO:
¡	Base salary was increased by 3 percent over 2014.
¡	The grant date fair value of equity compensation awarded in 2015 was unchanged from 2014.

16	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

¡	The bonus decision was based primarily on the following performance results in 2015:

	2015 Absolute Performance	2015 Relative Performance*
Revenue Growth: Total TI	-0.3%	Median
Profit from Operations as a % of Revenue (PFO%)	32.9%	Above median
Total Shareholder Return (TSR)	5.2%	Median

Year-on-Year Change in CEO Bonus (2015 bonus compared to 2014)	0% change

*	Relative to semiconductor competitors as outlined on page 22. Includes estimates and projections of certain competitors’ financial results. See pages 22-24 for details of the Compensation Committee’s assessment of TI’s performance.

•	Our executive compensation program is designed to encourage executive officers to pursue strategies that serve the interests of the company and shareholders, and not to promote excessive risk-taking by our executives. It is built on a foundation of sound corporate governance and includes:
¡	Executive officers do not have employment contracts and are not guaranteed salary increases, bonus amounts or awards of equity compensation.
¡	We have never repriced stock options. We do not grant reload options. We grant equity compensation with double-trigger change-in-control terms, which accelerate the vesting of grants only if the grantee has been terminated involuntarily within a limited time after a change in control of the company.
¡	Bonus and equity compensation awards are subject to clawback under the committee’s policy described on pages 25-26.
¡	We do not provide excessive perquisites. We provide no tax gross-ups for perquisites.
¡	We do not guarantee a return or provide above-market returns on compensation that has been deferred.
¡	Pension benefits are calculated on salary and bonus only; the proceeds earned on equity or other performance awards are not part of the pension calculation.

The committee’s strategy for setting cash and non-cash compensation is described in the table that follows immediately below. Its compensation decisions for the named executive officers for 2015 are discussed on pages 20-25. Benefit programs in which the executive officers participate are discussed on pages 26-27. Perquisites are discussed on page 27.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	17

Detailed discussion

Compensation philosophy and elements

The Compensation Committee of TI’s board of directors is responsible for setting the compensation of all TI executive officers. The committee consults with the other independent directors and its compensation consultant, Pearl Meyer & Partners, before setting annual compensation for the executives. The committee chair regularly reports on committee actions at board meetings.

The primary elements of our executive compensation program are as follows:

Near-term compensation, paid in cash

Element	Purpose	Strategy	Terms
Base salary	Basic, least variable form of compensation	Pay below market median in order to weight total compensation to the performance-based elements described below in this chart.	Paid twice monthly

Profit sharing	Broad-based program designed to emphasize that each employee contributes to the company’s profitability and can share in it

Pay according to a formula that focuses employees on a company goal, and at a level that will affect behavior. Profit sharing is paid in addition to any performance bonus awarded for the year.

For the last eleven years, the formula has been based on company-level annual operating profit margin. The formula was set by the TI board. The committee’s practice has been not to adjust amounts earned under the formula.

Payable in a single cash payment shortly after the end of the performance year

As in recent years, the formula for 2015 was:

•    Below 10% company-level annual operating profit as a percentage of revenue (“Margin”): no profit sharing

•    At 10% Margin: profit sharing = 2% of base salary

•    At Margin above 10%: profit sharing increases by 0.5% of base salary for each percentage point of Margin between 10% and 24%, and 1% of base salary for each percentage point of Margin above 24%. The maximum profit sharing is 20% of base salary.

In 2015, TI delivered Margin of 32.9%. As a result, all eligible employees, including executive officers, received profit sharing of 17.9% of base salary.

Performance bonus	To motivate executives and reward them according to the company’s relative and absolute performance and the executive’s individual performance	Determined primarily on the basis of one-year and three-year company performance on certain measures (revenue growth percent, operating margin and total shareholder return1) as compared to	Determined by the committee and paid in a single payment after the performance year

[1]	Total shareholder return refers to the percentage change in the value of a stockholder’s investment in a company over the relevant time period, as determined by dividends paid and the change in the company’s share price during the period. See pages 23-24.

18	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Element	Purpose	Strategy	Terms

competitors and on our strategic progress in key markets and with customers. These factors have been chosen to reflect our near-term financial performance as well as our progress in building long-term shareholder value.

The committee aims to pay total cash compensation (base salary, profit sharing and bonus) appropriately above median if company performance is above that of competitors, and pay total cash compensation appropriately below the median if company performance is below competitors.

The committee does not rely on formulas or performance targets or thresholds. Instead it uses its judgment based on its assessment of the factors described above.

Long-term compensation, awarded in equity

Stock options and restricted stock units	Alignment with shareholders; long-term focus; retention, particularly with respect to restricted stock units	We grant a combination of nonqualified stock options and restricted stock units, generally targeted at the median level of equity compensation awarded to executives in similar positions within the Comparator Group.	The terms and conditions of stock options and restricted stock units are summarized on pages 32-33. The committee’s grant procedures are described on page 25.

Comparator group

The Compensation Committee considers the market level of compensation when setting the salary, bonuses and equity compensation of the executive officers. The committee targets salary below market median in order to weight total compensation to performance-based elements. To estimate the market level of pay, the committee uses information provided by its compensation consultant and TI’s Compensation and Benefits organization about compensation paid to executives in similar positions at a peer group of companies (the “Comparator Group”).

The committee sets the Comparator Group. In general, the Comparator Group companies (1) are U.S.-based, (2) engage in the semiconductor business or other electronics or information technology activities, (3) have executive positions comparable in complexity to those of TI and (4) use forms of executive compensation comparable to TI’s.

Shown in the table below is the Comparator Group used for the compensation decisions for 2015.

Analog Devices, Inc.

Applied Materials, Inc.

Broadcom Corporation

Computer Sciences Corporation

eBay Inc.

EMC Corporation

Emerson Electric Co.

Intel Corporation

Motorola Solutions, Inc.

QUALCOMM Incorporated

Seagate Technology

TE Connectivity Ltd.

Western Digital Corporation

Xerox Corporation

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	19

The committee set the Comparator Group in July 2014 for the base salary and equity compensation decisions it made in January 2015. For a discussion of the factors considered by the committee in setting the Comparator Group, please see pages 88-89 of the company’s 2015 proxy statement.

In July 2015, the committee conducted its regular review of the Comparator Group in terms of industry, revenue and market capitalization. With the advice of its compensation consultant, the committee decided to make no change to the group. Accordingly, it used the same Comparator Group for the bonus decisions in January 2016 relating to 2015 performance as it used to set salary and equity compensation in January 2015. The table below compares the group to TI in terms of revenue and market capitalization.

Company	Revenue ($ billion)*	Market Cap ($ billion)*
Intel Corporation	55.4	162.6
EMC Corporation	24.7	49.8
QUALCOMM Corporation	24.0	75.1
Emerson Electric Co.	22.3	31.2
Xerox Corporation	17.4	10.8
Western Digital Corporation	14.0	13.9
Seagate Technology	12.9	10.9
TE Connectivity Ltd.	11.6	25.0
Applied Materials, Inc.	9.7	21.5
Computer Sciences Corporation	9.3	4.5
eBay Inc.	8.6	33.0
Broadcom Corporation	8.5	35.2
Motorola Solutions, Inc.	5.8	12.1
Analog Devices, Inc.	3.4	17.3
Median	12.2	23.2
Texas Instruments Incorporated	13.0	55.4

*	Trailing four-quarter revenue is as reported by Thomson Reuters on February 1, 2016. Market capitalization is as of December 31, 2015, as reported by Thomson Reuters.

Analysis of compensation determinations for 2015

Total compensation

Before finalizing the compensation of the executive officers, the committee reviewed all elements of compensation. The information included total cash compensation (salary, profit sharing and projected bonus), the grant date fair value of equity compensation, the impact that proposed compensation would have on other compensation elements such as pension, and a summary of benefits that the executives would receive under various termination scenarios. The review enabled the committee to see how various compensation elements relate to one another and what impact its decisions would have on the total earnings opportunity of the executives. In assessing the information, the committee did not target a specific level of total compensation or use a formula to allocate compensation among the various elements. Instead, it used its judgment in assessing whether the total was consistent with the objectives of the program. Based on this review, the committee determined that the level of compensation was appropriate.

Base salary

The committee set the 2015 rate of base salary for the named executive officers as follows:

Officer	2015 Annual Rate	Change from 2014 Annual Rate
R. K. Templeton	$1,143,000	3.0%
K. P. March	$649,000	3.0%
B. T. Crutcher	$800,000	3.2%*
S. A. Anderson	$600,000	9.1%*
K. J. Ritchie	$670,000	3.1%

*	2014 annual rate for Mr. Crutcher and Mr. Anderson includes salary increase approved in June 2014.

The committee set the 2015 base-salary rate for each of the named executive officers in January 2015. In keeping with its strategy, the committee set the annual base-salary rates to be below the estimated median level of salaries expected to be paid to similarly situated executives (considering job scope and tenure) of companies within the Comparator Group in 2015.

The salary differences between the named executive officers were driven primarily by the market rate of pay for each officer, and not the application of a formula designed to maintain a differential between the officers.

20	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Equity compensation

In 2015, the committee awarded equity compensation to each of the named executive officers. The grants are shown in the grants of plan-based awards in 2015 table on page 30. The grant date fair value of the awards is reflected in that table and in the “Stock Awards” and “Option Awards” columns of the summary compensation table on page 28. The table below is provided to assist the reader in comparing the grant date fair values and number of shares for each of the years shown in the summary compensation table.

Officer	Year	Grant Date Fair Value*			Stock Options (In Shares)	Restricted Stock Units (In Shares)
R. K. Templeton	2015 2014 2013	$ $ $	9,800,023 9,800,034 9,299,374		516,440 602,692 525,000	90,842 111,137 175,000

K. P. March	2015 2014 2013	$ $ $	2,700,017 2,700,039 2,656,964		142,285 166,048 150,000	25,028 30,620 50,000

B. T. Crutcher	2015 2014 2013	$ $ $	5,500,029 4,500,008 3,985,446		289,839 276,747 225,000	50,983 51,032 75,000

S. A. Anderson	2015 2014	$ $ $	3,800,037 2,700,039 2,000,003	**	200,252 166,048 —	35,225 30,620 41,745	**

K. J. Ritchie	2015 2014 2013	$ $ $	4,000,045 4,000,015 3,542,630		210,792 245,997 200,000	37,079 45,362 66,667

*	See notes 2 and 3 to the summary compensation table on page 28 for information on how grant date fair value was calculated.

**	Retention grant made in June 2014, when Mr. Anderson assumed new responsibilities.

In January 2015, the committee awarded equity compensation to each of the named executive officers. The committee’s objective was to award to those officers equity compensation that had a grant date fair value at approximately the median market level, in this case the 40th to 60th percentile of the 3-year average of equity compensation (including an estimate of amounts for 2015) granted by the Comparator Group.

In assessing the market level, the committee considered information presented by TI’s Compensation and Benefits organization (prepared using data provided by the committee’s compensation consultant) on the estimated value of the awards expected to be granted to similarly situated executives (considering job scope and tenure) of companies within the Comparator Group. The award value was estimated using the same methodology used for financial accounting.

For each officer, the committee set the desired grant value. The committee decided to allocate the value equally between restricted stock units and options for each officer, to give equal emphasis to promoting retention, motivating the executive and aligning his interests with those of shareholders.

Before approving the grants, the committee reviewed the amount of unvested equity compensation held by the officers to assess its retention value. In making this assessment, the committee used its judgment and did not apply any formula, threshold or maximum. This review did not result in an increase or decrease of the awards.

The exercise price of the options was the closing price of TI stock on January 28, 2015, the second trading day after the company released its annual and fourth quarter financial results for 2014. All grants were made under the Texas Instruments 2009 Long-Term Incentive Plan, which shareholders approved in April 2009.

All grants have the terms described on pages 32-33. The differences in the equity awards between the named executive officers were primarily the result of differences in the applicable estimated market level of equity compensation for their positions, and not the application of any formula designed to maintain differentials between the officers.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	21

Bonus

In January 2016, the committee set the 2015 bonus compensation for executive officers based on its assessment of 2015 performance. In setting the bonuses, the committee used the following performance measures to assess the company:

•	The relative one-year and three-year performance of TI as compared with competitor companies, as measured by
¡	revenue growth,
¡	operating profit as a percentage of revenue,
¡	total shareholder return; and
•	The absolute one-year and three-year performance of TI on the above measures.

In addition, the committee considered our strategic progress by reviewing how competitive we are in key markets with our core products and technologies, as well as the strength of our relationships with customers.

One-year relative performance on the three measures and one-year strategic progress were the primary considerations in the committee’s assessment of the company’s 2015 performance. In assessing performance, the committee did not use formulas, thresholds or multiples. Because market conditions can quickly change in our industry, thresholds established at the beginning of a year could prove irrelevant by year-end. The committee believes its approach, which assesses the company’s relative performance in hindsight after year-end, gives it the insight to most effectively and critically judge results and encourages executives to pursue strategies that serve the long-term interests of the company and its shareholders.

In the comparison of relative performance, the committee used the following companies (the “competitor companies”):2

Advanced Micro Devices, Inc.

Analog Devices, Inc.

Atmel Corporation

Avago Technologies Limited

Broadcom Corporation

Fairchild Semiconductor International, Inc.

Infineon Technologies AG

Intel Corporation

Intersil Corporation

Linear Technology Corporation

Marvell Technology Group Ltd.

Maxim Integrated Products, Inc.

Microchip Technology Incorporated

NVIDIA Corporation

NXP Semiconductors N.V.

ON Semiconductor Corporation

QUALCOMM Incorporated

STMicroelectronics N.V.

Xilinx, Inc.

This list includes both broad-based and niche suppliers that operate in our key markets or offer technology that competes with our products. The committee considers annually whether the list is still appropriate in terms of revenue, market capitalization and changes in business activities of the companies. In July 2015, the committee added Avago Technologies Limited to increase the overall comparability of the group to TI. In December 2015, Altera Corporation and Freescale Semiconductor, Ltd. were acquired by other companies and accordingly were removed from the list. The committee made no other change to the list of competitor companies in 2015.

Assessment of 2015 performance

The committee spent extensive time in December and January assessing TI’s results and strategic progress for 2015. In setting bonuses, the committee considered quantitative and qualitative measures on both an absolute and relative basis, and it applied judgment. On an absolute basis most measures were positive, and in relative comparisons with competitors most measures were as good as or better than the median. In aggregate, the committee determined that performance in 2015 was strong and on par with the prior year, which also was strong. Therefore, the committee held bonuses for 2015 performance to the same levels they were in 2014 for named executive officers, except for two individuals whose bonuses increased because 2015 was their first full year in current positions. Details on the committee’s assessment are below.

Revenue and margin

•	Annual performance
¡	TI’s revenue decline of 0.3 percent was consistent with the median growth rate as compared with competitor companies.

[2]	To the extent the companies had not released financial results for the year or most recent quarter, the committee based its evaluation on estimates and projections of the companies’ financial results for 2015.

22	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

  Revenues for the company’s core businesses of Analog and Embedded Processing were up 2.9 percent   and 1.7 percent, respectively. Analog and Embedded Processing each gained share, as they have for six   consecutive years.

¡	Operating profit margin was 32.9 percent, which was above both the median comparison with competitors and the prior year’s margin.

•	Three-year performance
¡	Compound annual revenue growth for 2013-2015 was 0.5 percent, which was below the median competitor comparison.
¡	Average operating profit for 2013-2015 was 28.9 percent, which was above the median competitor comparison.

Total shareholder return (TSR)

•	TSR was 5.2 percent, consistent with the median TSR as compared with competitor companies.
•	The company again generated strong cash, with free cash flow at 28.6 percent of revenue.[3] More than 100 percent of free cash flow was returned to shareholders in 2015 through share repurchases and dividends. Share repurchases of $2.7 billion reduced outstanding shares by 3.4 percent (net of stock issuances during the year). The quarterly dividend rate increased 11.8 percent (the 14th increase in the last 12 years). Share repurchases and dividend increases are important elements of TI’s capital management strategy.
•	The balance sheet remained robust, ending the year with cash and short-term investments of $3.2 billion.
•	The three-year compound annual growth rate for TSR was 24.4 percent, which was above the median competitor comparison.

Strategic progress

•	The company’s strategic focus on Analog and Embedded Processing semiconductors continues to provide the foundation for strong results in the near and long terms. These core businesses serve highly diverse markets with thousands of applications and have dependable long-term growth opportunities. In 2015, 86 percent of TI’s revenue came from Analog and Embedded Processing semiconductors, up from 83 percent in the prior year.
•	Over the past several years, TI’s revenue has come from a more diverse base of applications and customers. In 2015, TI’s revenue from automotive applications increased by two points, and its revenue percentage from industrial applications held consistent after several years of steady increases. Overall, diversity in applications and customers provides for better stability because success is not dependent on a single market or buyer.
•	TI’s in-house capability to produce high volumes of Analog semiconductors on 300-millimeter wafers remains a competitive advantage. In 2015, the company increased production on 300-millimeter wafers, which enabled more chips to be produced per wafer, thereby improving margins and cash generation. Additionally, TI continues to leverage existing facilities, along with equipment that has been strategically acquired at low price points, to enable the company to increase production levels yet keep capital spending at about 4 percent of revenue.
•	In total, the committee determined that TI’s strategic position was strengthened by management’s decisions and actions in 2015, noting sustainable advantages in the company’s manufacturing and technology, the breadth and differentiation of its product portfolio, and the diversity of its markets and customers.

Performance summary

	1-Year	3-Year
Revenue growth: total TI	-0.3%	0.5% CAGR
Operating margin	32.9%	28.9% average
Free cash flow as % of revenue	28.6%	26.7% average
% of free cash flow returned to shareholders	112.6%	121.4% average
Increase in quarterly dividend rate	11.8%	81.0%
Total shareholder return (TSR)	5.2%	24.4% CAGR

CAGR (compound annual growth rate) is calculated using the formula (Ending Value/Beginning Value)1/number of years-1.

One-year TSR % =	(adjusted closing price of the company’s stock at year-end 2015, divided by 2014 year-end adjusted closing price) minus 1. The adjusted closing price is as shown under Historical Prices for the company’s stock on Yahoo Finance and reflects stock splits and reinvestment of dividends.

[3]	Free cash flow was calculated by subtracting Capital expenditures from the GAAP-based Cash flows from operating activities. For a reconciliation to GAAP, see Appendix A to this proxy statement.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	23

Three-year TSR CAGR % =	(adjusted closing price of the company’s stock at year-end 2015, divided by 2012 year-end adjusted closing price)1/3 minus 1. Adjusted closing price is as described above.

Before setting the bonuses for the named executive officers, the committee considered the officers’ individual performance. The performance of the CEO was judged according to the performance of the company. For the other officers, the committee considered the factors described below in assessing individual performance. In making this assessment, the committee did not apply any formula or performance targets.

Mr. March is the chief financial officer. The committee noted the financial management of the company.

Mr. Crutcher is responsible for all of the company’s product lines and sales activities. The committee noted the financial performance and strategic position of the product lines and activities for which he is responsible.

Mr. Anderson is responsible for the company’s analog semiconductor product lines. The committee noted the financial performance and strategic position of the product lines for which he is responsible.

Mr. Ritchie is responsible for the company’s semiconductor manufacturing operations. The committee noted the performance of those operations, including their cost-competitiveness and inventory management.

The bonuses awarded for 2015 performance are shown in the table below. The differences in the amounts awarded to the named executive officers were primarily the result of differences in the officers’ level of responsibility and the applicable market level of total cash compensation expected to be paid to similarly situated officers at companies within the Comparator Group. The bonus of each named executive officer was paid under the Executive Officer Performance Plan described on pages 28 and 30.

Results of the compensation decisions

Results of the compensation decisions made by the committee relating to the named executive officers for 2015 are summarized in the following table. This table is provided as a supplement to the summary compensation table on page 28 for investors who may find it useful to see the data presented in this form. Although the committee does not target a specific level of total compensation, it considers information similar to that in the table to ensure that the sum of these elements is, in its judgment, in a reasonable range. The principal differences between this table and the summary compensation table are explained in footnote 4 below.4

Officer	Year	Salary (Annual Rate)		Profit Sharing	Bonus	Equity Compensation (Grant Date Fair Value)	Total
R. K. Templeton	2015	$1,143,000		$203,877	$3,450,000	$9,800,023	$14,596,900
	2014	$1,110,000		$168,941	$3,450,000	$9,800,034	$14,528,975
	2013	$1,075,000		$92,199	$3,000,000	$9,299,374	$13,466,573

K. P. March	2015	$649,000		$115,758	$1,110,000	$2,700,017	$4,574,775
	2014	$630,000		$95,884	$1,110,000	$2,700,039	$4,535,923
	2013	$610,000		$52,317	$965,000	$2,656,964	$4,284,281

B. T. Crutcher	2015	$800,000		$142,668	$1,750,000	$5,500,029	$8,192,697
	2014	$775,000	*	$112,860	$1,510,000	$4,500,008	$6,897,868
	2013	$675,000		$57,728	$1,210,000	$3,985,446	$5,928,174

S. A. Anderson	2015	$600,000		$106,535	$1,000,000	$3,800,037	$5,506,572
	2014	$550,000	*	$77,635	$925,000	$4,700,042	$6,252,677

K. J. Ritchie	2015	$670,000		$119,498	$1,265,000	$4,000,045	$6,054,543
	2014	$650,000		$98,872	$1,265,000	$4,000,015	$6,013,887
	2013	$625,000		$53,571	$1,100,000	$3,542,630	$5,321,201

*	Annual rate effective July 2014.

[4]	This table shows the annual rate of base salary as set by the committee. In the summary compensation table, the “Salary” column shows the actual salary paid in the year. This table has separate columns for profit sharing and bonus. In the summary compensation table, profit sharing and bonus are aggregated in the column for “Non-Equity Incentive Plan Compensation,” in accordance with SEC requirements. Please see notes 2 and 3 to the summary compensation table for information about how grant date fair value was calculated.

24	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

For Mr. Crutcher, the “Total” for 2015 was higher than for 2014 primarily due to the higher grant date fair value of his equity compensation in 2015, the first full year in which he was in his current position. For Mr. Anderson, the “Total” for 2015 was lower than for 2014 due to the lower value of his equity compensation as compared to 2014, when he received a retention grant upon assuming his current position. For the other officers, including Mr. Templeton, the “Total” for 2015 was essentially unchanged from 2014, as the bonus for 2015 and the value of 2015 equity compensation granted to each of them were held flat.

The compensation decisions shown above resulted in the following 2015 compensation mix for the named executive officers:

Equity dilution

The Compensation Committee’s goal is to keep net annual dilution from equity compensation under 2 percent. “Net annual dilution” means the number of shares under equity awards granted by the committee each year to all employees (net of award forfeitures) as a percentage of the shares of the company’s outstanding common stock. Equity awards granted in 2015 resulted in 1.3 percent net annual dilution.

Process for equity grants

The Compensation Committee makes grant decisions for equity compensation at its January meeting each year. The dates on which these meetings occur are generally set three years in advance. The January meetings of the board and the committee generally occur in the week or two before we announce our financial results for the previous quarter and year.

On occasion, the committee may grant stock options or restricted stock units to executives at times other than January. For example, it has done so in connection with job promotions and for purposes of retention.

We do not back-date stock options or restricted stock units. We do not accelerate or delay the release of information due to plans for making equity grants.

If the committee meeting falls in the same month as the release of the company’s financial results, the committee’s practice is to make grants effective (i) after the results have been released or (ii) on the meeting day if later. In other months, its practice is to make them effective on the day of committee action. The exercise price of stock options is the closing price of TI stock on the effective date of the grant.

Recoupment policy

The committee has a policy concerning recoupment (“clawback”) of executive bonuses and equity compensation. Under the policy, in the event of a material restatement of TI’s financial results due to misconduct, the committee will review the facts and circumstances and take the actions it considers appropriate with respect to the compensation of any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such action may include (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the committee, would have been paid had the financial

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	25

results been properly reported and (b) seeking to recover profits received by such officer during the twelve months after the restated period under equity compensation awards. All determinations by the committee with respect to this policy are final and binding on all interested parties.

Most recent stockholder advisory vote on executive compensation

In April 2015, our shareholders cast an advisory vote on the company’s executive compensation decisions and policies as disclosed in the proxy statement issued by the company in March 2015. Approximately 96 percent of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The committee considered this result and determined that it was not necessary at this time to make any material changes to the company’s compensation policies and practices in response to the advisory vote.

Benefits

Retirement plans

The executive officers participate in our retirement plans under the same rules that apply to other U.S. employees. We maintain these plans to have a competitive benefits program and for retention.

Like other established U.S. manufacturers, we have had a U.S. qualified defined benefit pension plan for many years. At its origin, the plan was designed to be consistent with those offered by other employers in the diverse markets in which we operated, which at the time included consumer and defense electronics as well as semiconductors and materials products. In order to limit the cost of the plan, we closed the plan to new participants in 1997. We gave U.S. employees as of November 1997 the choice to remain in the plan, or to have their plan benefits frozen (i.e., no benefit increase attributable to years of service or change in eligible earnings) and begin participating in an enhanced defined contribution plan. Mr. Templeton and Mr. Crutcher chose not to remain in the defined benefit plan. As a result, their benefits under that plan were frozen in 1997 and they participate in the enhanced defined contribution plan. Mr. Anderson, who joined the company in 1999, participates in the enhanced defined contribution plan. The other named executive officers have continued their participation in the defined benefit pension plan.

The Internal Revenue Code (IRC) imposes certain limits on the retirement benefits that may be provided under a qualified plan. To maintain the desired level of benefits, we have non-qualified defined benefit pension plans for participants in the qualified pension plan. Under the non-qualified plans, participants receive benefits that would ordinarily be paid under the qualified pension plan but for the limitations under the IRC. For additional information about the defined benefit plans, please see pages 34-36.

Employees accruing benefits in the qualified pension plan, including the named executive officers other than Mr. Templeton, Mr. Crutcher and Mr. Anderson, also are eligible to participate in a qualified defined contribution plan that provides employer matching contributions. The enhanced defined contribution plan, in which Mr. Templeton, Mr. Crutcher and Mr. Anderson participate, provides for a fixed employer contribution plus an employer matching contribution.

In general, if an employee who participates in the pension plan (including an employee whose benefits are frozen as described above) dies after having met the requirements for normal or early retirement, his or her beneficiary will receive a benefit equal to the lump-sum amount that the participant would have received if he or she had retired before death. Having already reached the age of 55 and at least 20 years of employment, Mr. Templeton, Mr. March and Mr. Ritchie are eligible for early retirement under the pension plans.

Because benefits under the qualified and non-qualified defined benefit pension plans are calculated on the basis of eligible earnings (salary and bonus), an increase in salary or bonus may result in an increase in benefits under the plans. Salary or bonus increases for Mr. Templeton and Mr. Crutcher do not result in greater benefits for them under the company’s defined benefit pension plans because their benefits under those plans were frozen in 1997. Mr. Anderson does not participate in the company’s defined benefit pension plans. The committee considers the potential effect on the executives’ retirement benefits when it sets salary and performance bonus levels.

Deferred compensation

Any U.S. employee whose base salary and management responsibility exceed a certain level may defer the receipt of a portion of his or her salary, bonus and profit sharing. Rules of the U.S. Department of Labor require that this plan be limited to a select group of management or highly compensated employees. The plan allows employees to defer the receipt of their compensation in a tax-efficient manner. Eligible employees include, but are not limited to, the executive officers. We have the plan to be competitive with the benefits packages offered by other companies.

26	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

The executive officers’ deferred compensation account balances are unsecured and all amounts remain part of the company’s operating assets. The value of the deferred amounts tracks the performance of investment alternatives selected by the participant. These alternatives are a subset of those offered to participants in the defined contribution plans described above. The company does not guarantee any minimum return on the amounts deferred. In accordance with SEC rules, no earnings on deferred compensation are shown in the summary compensation table on page 28 for 2015 because no “above market” rates were earned on deferred amounts in that year.

Employee stock purchase plan

We have an employee stock purchase plan. Under the plan, which our shareholders approved, all employees in the U.S. and certain other countries may purchase a limited number of shares of the company’s common stock at a 15 percent discount. The plan is designed to offer the broad-based employee population an opportunity to acquire an equity interest in the company and thereby align their interests with those of shareholders. Consistent with our general approach to benefit programs, executive officers are also eligible to participate.

Health-related benefits

Executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, disability and life insurance. These benefits are intended to be competitive with benefits offered in the semiconductor industry.

Other benefits

Executive officers receive only a few benefits that are not available to all other U.S. employees. The CEO is eligible for a company-paid physical and financial counseling. In addition, the board of directors has determined that for security reasons, it is in the company’s interest to require the CEO to use company aircraft for personal air travel. Please see pages 29 (footnote 6) and 38 for further details. The company provides no tax gross-ups for perquisites to any of the executive officers.

Compensation following employment termination or change in control

None of the executive officers has an employment contract. Executive officers are eligible for benefits on the same terms as other U.S. employees upon termination of employment or a change in control of the company. The current programs are described under the heading Potential payments upon termination or change in control beginning on page 37. None of the few additional benefits that the executive officers receive continue after termination of employment, except the amount for financial counseling is provided in the following year in the event of retirement. The committee reviews the potential impact of these programs before finalizing the annual compensation for the named executive officers. The committee did not raise or lower compensation for 2015 based on this review.

The Texas Instruments 2009 Long-Term Incentive Plan generally establishes double-trigger change-in-control terms for grants made in 2010 and later years. Under those terms, options become fully exercisable and shares are issued under restricted stock unit awards (to the extent permitted by Section 409A of the IRC) if the grantee is involuntarily terminated within 24 months after a change in control of TI. These terms are intended to encourage employees to remain with the company through a transaction while reducing employee uncertainty and distraction in the period leading up to any such event.

Stock ownership guidelines and policy against hedging

Our board of directors has established stock ownership guidelines for executive officers. The guideline for the CEO is four times base salary or 125,000 shares, whichever is less. The guideline for other executive officers is three times base salary or 25,000 shares, whichever is less. Executive officers have five years from their election as executive officers to reach these targets. Directly owned shares and restricted stock units count toward satisfying the guidelines.

Short sales of TI stock by our executive officers are prohibited. It is against TI policy for any employee, including an executive officer, to engage in trading in “puts” (options to sell at a fixed price), “calls” (similar options to buy), or other options or hedging techniques on TI stock.

Consideration of tax and accounting treatment of compensation

Section 162(m) of the IRC generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the company’s CEO and three other highest compensated officers excluding the CFO, to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award. The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when applying the limits of Section 162(m) would frustrate or be inconsistent with our compensation policies and/or when the value of the foregone deduction would not be material. The

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	27

committee has exercised this discretion when awarding restricted stock units that vest over time, without performance conditions to vesting. The committee believes it is in the best interest of the company and our shareholders that restricted stock unit awards provide for the retention of our executive officers in all market conditions.

The Texas Instruments Executive Officer Performance Plan is intended to ensure that performance bonuses under the plan are fully tax deductible under Section 162(m). The plan, which shareholders approved in 2002, is further described on page 30. The committee’s general policy is to award bonuses within the plan, although the committee reserves the discretion to pay a bonus outside the plan if it determines that it is in the best interest of the company and our shareholders to do so. The committee set the bonuses of the named executive officers for 2015 performance at the levels described on pages 22 and 24. The bonuses were awarded within the plan.

When setting equity compensation, the committee considers the cost for financial reporting purposes of equity compensation it intends to grant. Its consideration of the cost of grants made in 2015 is discussed on page 21.

Compensation Committee report

The Compensation Committee of the board of directors has furnished the following report:

The committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with the company’s management. Based on that review and discussion, the committee has recommended to the board of directors that the CD&A be included in the company’s annual report on Form 10-K for 2015 and the company’s proxy statement for the 2016 annual meeting of stockholders.

Robert E. Sanchez, Chair	Daniel A. Carp	Pamela H. Patsley	Christine Todd Whitman

2015 summary compensation table

The table below shows the compensation of the company’s CEO, CFO and each of the other three most highly compensated individuals who were executive officers during 2015 (collectively called the “named executive officers”) for services in all capacities to the company in 2015. For a discussion of the amount of a named executive officer’s salary and bonus in proportion to his total compensation, please see the CD&A on pages 16-28.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Richard K. Templeton	2015	$1,140,250	—	$4,900,017	$4,900,006	$3,653,877	$13,950	$317,702	$14,925,802
Chairman, President	2014	$1,107,083	—	$4,900,030	$4,900,004	$3,618,941	$199,552	$318,084	$15,043,694
& Chief Executive Officer	2013	$1,072,083	—	$5,740,000	$3,559,374	$3,092,199	—	$249,203	$13,712,859

Kevin P. March	2015	$647,417	—	$1,350,010	$1,350,007	$1,225,758	$872,191	$23,837	$5,469,220
Senior Vice President	2014	$628,333	—	$1,350,036	$1,350,003	$1,205,884	$1,621,825	$20,509	$6,176,590
& Chief Financial Officer	2013	$608,333	—	$1,640,000	$1,016,964	$1,017,317	—	$8,243	$4,290,857

Brian T. Crutcher	2015	$797,917	—	$2,750,023	$2,750,006	$1,892,668	$—	$125,744	$8,316,358
Executive Vice President	2014	$739,583	—	$2,250,001	$2,250,007	$1,622,860	$1,112	$110,688	$6,974,251
	2013	$671,250	—	$2,460,000	$1,525,446	$1,267,728	—	$106,655	$6,031,079

Stephen A. Anderson	2015	$595,833	—	$1,900,037	$1,900,000	$1,106,535	—	$86,566	$5,588,971
Senior Vice President	2014	$508,750	—	$3,350,039	$1,350,003	$1,002,635	—	$74,202	$6,285,629

Kevin J. Ritchie	2015	$668,333	—	$2,000,041	$2,000,004	$1,384,498	$1,370,848	$5,300	$7,429,024
Senior Vice President	2014	$647,917	—	$2,000,011	$2,000,004	$1,363,872	$2,146,473	$5,200	$8,163,477
	2013	$622,917	—	$2,186,678	$1,355,952	$1,153,571	—	$7,427	$5,326,545

(1)	Performance bonuses for 2015 were paid under the Texas Instruments Executive Officer Performance Plan. In accordance with SEC requirements, these amounts are reported in the Non-Equity Incentive Plan Compensation column.

28	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

(2)	Shown is the aggregate grant date fair value of restricted stock unit (RSU) awards calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2015 appears in Note 4 to the Financial Statements in TI’s annual report on Form 10-K for the year ended December 31, 2015. For a description of the grant terms, please see pages 32-33. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2014 and 2013 appears in Note 5 in Exhibit 13 to, respectively, TI’s annual report on Form 10-K for the year ended December 31, 2014, and TI’s annual report on Form 10-K for the year ended December 31, 2013.

(3)	Shown is the aggregate grant date fair value of options calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of the valuation of options granted in 2015 appears in Note 4 to the Financial Statements in TI’s annual report on Form 10-K for the year ended December 31, 2015. For a description of the grant terms, please see page 32. The discussion of the assumptions used for purposes of the valuation of the awards granted in 2014 and 2013 appears in Note 5 in Exhibit 13 to, respectively, TI’s annual report on Form 10-K for the year ended December 31, 2014, and TI’s annual report on Form 10-K for the year ended December 31, 2013.

(4)	Consists of performance bonus and profit sharing for 2015. Please see page 24 for the amounts of bonus and profit sharing paid to each of the named executive officers for 2015.

(5)	The company does not pay above-market earnings on deferred compensation. Therefore, no amounts are reported in this column for deferred compensation. The amounts in this column represent the change in the actuarial value of the named executive officers’ benefits under the qualified defined benefit pension plan (TI Employees Pension Plan) and the non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan and TI Employees Non-Qualified Pension Plan II) from December 31, 2014, through December 31, 2015. This “change in the actuarial value” is the difference between the 2014 and 2015 present value of the pension benefit accumulated as of year-end by the named executive officer, assuming that benefit is not paid until age 65. Mr. Templeton’s and Mr. Crutcher’s benefits under the company’s pension plans were frozen as of December 31, 1997. The value of Mr. Crutcher’s account decreased by $162. In accordance with SEC rules, this amount has not been included in his total 2015 compensation shown in this table. Mr. Anderson does not participate in any of the company’s defined benefit pension plans.

(6)	Consists of (i) the amounts in the table below, which result from programs available to all eligible U.S. employees, and (ii) perquisites and personal benefits that meet the disclosure thresholds established by the SEC and are detailed in the paragraph below.

Name	401(k) Contribution	Defined Contribution Retirement Plan (a)	Unused Vacation Time (b)
R.K. Templeton	$10,600	$247,429	$45,467
K. P. March	$5,300	N/A	$18,537
B. T. Crutcher	$10,600	$115,144	—
S. A. Anderson	$10,600	$75,966	—
K. J. Ritchie	$5,300	N/A	—

(a)	Consists of (i) contributions under the company’s enhanced defined contribution retirement plan of $5,300 and (ii) an additional amount of $242,129 for Mr. Templeton, $109,844 for Mr. Crutcher, and $70,666 for Mr. Anderson accrued by TI to offset IRC limitations on amounts that could be contributed to the enhanced defined contribution retirement plan, which amount is also shown in the non-qualified deferred compensation table on page 36.

(b)	Represents payments for unused vacation time that could not be carried forward.

The perquisites and personal benefits are as follows: $14,206 for Mr. Templeton, consisting of financial counseling, an executive physical and personal use of company aircraft. Financial counseling and an executive physical were made available to the other named executive officers, but the amounts attributable to those officers were below the disclosure thresholds.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	29

Grants of plan-based awards in 2015

The following table shows the grants of plan-based awards to the named executive officers in 2015.

	Grant Date		Date of Committee Action	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. K. Templeton	1/28/15	(1)	1/15/15	*	*	*	—	—	—		516,440	$53.94	$4,900,006
	1/28/15	(1)	1/15/15							90,842			$4,900,017

K. P. March	1/28/15	(1)	1/15/15	*	*	*	—	—	—		142,285	$53.94	$1,350,007
	1/28/15	(1)	1/15/15							25,028			$1,350,010

B. T. Crutcher	1/28/15	(1)	1/15/15	*	*	*	—	—	—		289,839	$53.94	$2,750,006
	1/28/15	(1)	1/15/15							50,983			$2,750,023

S. A. Anderson	1/28/15	(1)	1/15/15	*	*	*	—	—	—		200,252	$53.94	$1,900,000
	1/28/15	(1)	1/15/15							35,225			$1,900,037

K. J. Ritchie	1/28/15	(1)	1/15/15	*	*	*	—	—	—		210,792	$53.94	$2,000,004
	1/28/15	(1)	1/15/15							37,079			$2,000,041

*	TI did not use formulas or pre-set thresholds or multiples to determine incentive awards. Under the terms of the Executive Officer Performance Plan, each named executive officer is eligible to receive a cash bonus equal to 0.5 percent of the company’s consolidated income (as defined in the plan). However, the Compensation Committee has the discretion to set bonuses at a lower level if it decides it is appropriate to do so. The committee decided to do so for 2015.

(1)	In accordance with the grant policy of the Compensation Committee of the board (described on page 25), the grants became effective on the second trading day after the company released its financial results for the fourth quarter and year 2014. The company released these results on January 26, 2015.

(2)	The stock awards granted to the named executive officers in 2015 were RSU awards. These awards were made under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these RSU awards, please see the discussion on pages 32-33.

(3)	The options were granted under the company’s 2009 Long-Term Incentive Plan. For information on the terms and conditions of these options, please see the discussion on page 32.

(4)	The exercise price of the options is the closing price of TI common stock on January 28, 2015.

(5)	Shown is the aggregate grant date fair value computed in accordance with ASC 718 for stock and option awards in 2015. The discussion of the assumptions used for purposes of the valuation appears in Note 4 to the Financial Statements in TI’s annual report on Form 10-K for the year ended December 31, 2015.

None of the options or other equity awards granted to the named executive officers was repriced or modified by the company.

For additional information regarding TI’s equity compensation grant practices, please see pages 19, 21, 25-26, 27-28 and 32-33.

30	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Outstanding equity awards at fiscal year-end 2015

The following table shows the outstanding equity awards for each of the named executive officers as of December 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. K. Templeton	—	516,440	(2)	—	$53.94	1/28/2025	90,842	(6)	$4,979,050	—	—
	150,673	452,019	(3)	—	$44.09	1/23/2024	111,137	(7)	$6,091,419	—	—
	262,500	262,500	(4)	—	$32.80	1/25/2023	175,000	(8)	$9,591,750	—	—
	356,250	118,750	(5)	—	$32.36	1/26/2022	158,334	(9)	$8,678,287	—	—
	450,000	—		—	$34.63	1/27/2021	—		—	—	—
	540,000	—		—	$23.05	1/28/2020	—		—	—	—
	664,461	—		—	$14.95	1/29/2019	—		—	—	—
	270,000	—		—	$29.79	1/25/2018	—		—	—	—

K. P. March	—	142,285	(2)	—	$53.94	1/28/2025	25,028	(6)	$1,371,785	—	—
	41,512	124,536	(3)	—	$44.09	1/23/2024	30,620	(7)	$1,678,282	—	—
	75,000	75,000	(4)	—	$32.80	1/25/2023	50,000	(8)	$2,740,500	—	—
	112,500	37,500	(5)	—	$32.36	1/26/2022	50,000	(9)	$2,740,500	—	—
	137,500	—		—	$34.63	1/27/2021				—	—
	107,500	—		—	$23.05	1/28/2020				—	—

B. T. Crutcher	—	289,839	(2)	—	$53.94	1/28/2025	50,983	(6)	$2,794,378	—	—
	69,186	207,561	(3)	—	$44.09	1/23/2024	51,032	(7)	$2,797,064	—	—
	—	112,500	(4)	—	$32.80	1/25/2023	75,000	(8)	$4,110,750	—	—
	12,500	46,875	(5)	—	$32.36	1/26/2022	62,500	(9)	$3,425,625	—	—
							100,000	(10)	$5,481,000	—	—

S. A. Anderson	—	200,252	(2)	—	$53.94	1/28/2025	35,225	(6)	$1,930,682	—	—
	41,512	124,536	(3)	—	$44.09	1/23/2024	30,620	(7)	$1,678,282	—	—
	68,750	68,750	(4)	—	$32.80	1/25/2023	45,834	(8)	$2,512,162	—	—
	103,125	34,375	(5)	—	$32.36	1/26/2022	45,834	(9)	$2,512,162	—	—
							41,745	(11)	$2,288,043	—	—

K. J. Ritchie	—	210,792	(2)	—	$53.94	1/28/2025	37,079	(6)	$2,032,300	—	—
	61,499	184,498	(3)	—	$44.09	1/23/2024	45,362	(7)	$2,486,291	—	—
	—	100,000	(4)	—	$32.80	1/25/2023	66,667	(8)	$3,654,018	—	—
	—	43,750	(5)	—	$32.36	1/26/2022	58,334	(9)	$3,197,287	—	—

(1)	Calculated by multiplying the number of RSUs by the closing price of TI common stock on December 31, 2015 ($54.81).

(2)	One-quarter of the shares became exercisable on January 28, 2016, and one-third of the remaining shares become exercisable on each of January 28, 2017, January 28, 2018, and January 28, 2019.

(3)	One-third of the shares became exercisable on January 23, 2016, and one-half of the remaining shares become exercisable on each of January 23, 2017, and January 23, 2018.

(4)	One-half of the shares became exercisable on January 25, 2016, and the remaining one-half become exercisable on January 25, 2017.

(5)	Became fully exercisable on January 26, 2016.

(6)	Vesting date is January 31, 2019.

(7)	Vesting date is January 31, 2018.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	31

(8)	Vesting date is January 31, 2017.

(9)	Vested on January 29, 2016.

(10)	Vesting date is July 29, 2016.

(11)	Vesting date is July 31, 2018.

The “Option Awards” shown in the table above are non-qualified stock options, each of which represents the right to purchase shares of TI common stock at the stated exercise price. The exercise price is the closing price of TI common stock on the grant date. The term of each option is ten years unless the option is terminated earlier pursuant to provisions summarized in the chart below and in the paragraph following the chart. Options vest (become exercisable) in increments of 25 percent per year beginning on the first anniversary of the date of the grant. The chart below shows the termination provisions relating to stock options outstanding as of December 31, 2015. The Compensation Committee of the board of directors established these termination provisions to promote employee retention while offering competitive terms.

Employment Termination Due to Death or Permanent Disability	Employment Termination (at Least 6 Months after Grant) When Retirement Eligible *	Employment Termination (at Least 6 Months after Grant) with 20 Years of Credited Service, but Not Retirement Eligible **	Employment Termination for Cause	Other Circumstances of Employment Termination
Vesting continues; option remains in effect to end of term	Vesting continues; option remains in effect to end of term	Option remains in effect to the end of the term; vesting does not continue after employment termination	Option cancels	Option remains exercisable for 30 days

*	Defined for purposes of equity awards made after 2012 as at least age 55 with 10 or more years of TI service or at least age 65. For awards made before 2013, the definition of normal or early retirement eligibility in the relevant pension plan applies (see page 35).

**	This provision is not applicable to grants made after 2012.

Options may be cancelled if, during the two years after employment termination, the grantee competes with TI or solicits TI employees to work for another company, or if the grantee discloses TI trade secrets. In addition, for options received while the grantee was an executive officer, the company may reclaim (or “claw back”) profits earned under grants if the officer engages in such conduct. These provisions are intended to strengthen retention and provide a reasonable remedy to TI in case of competition, solicitation of our employees or disclosure of our confidential information.

Options granted after 2009 become fully vested if the grantee is involuntarily terminated from employment with TI (other than for cause) within 24 months after a change in control of TI. “Change in control” is defined as provided in the Texas Instruments 2009 Long-Term Incentive Plan and occurs upon (1) acquisition of more than 50 percent of the voting stock or at least 80 percent of the assets of TI or (2) change of a majority of the board of directors in a 12-month period unless a majority of the directors then in office endorsed the appointment or election of the new directors (“Plan definition”). These terms are intended to reduce employee uncertainty and distraction in the period leading up to a change in control, if such an event were to occur. For options granted before 2010, the stock option terms provide that upon a change in control of TI, the option becomes fully vested to the extent it is then outstanding; and if employment termination (except for cause) has occurred within 30 days before the change in control, the change in control is deemed to have occurred first. “Change in control” is defined in these pre-2010 options as (1) acquisition of 20 percent of TI common stock other than through a transaction approved by the board of directors, or (2) change of a majority of the board of directors in a 24-month period unless a majority of the directors then in office have elected or nominated the new directors (together, the “pre-2010 definition”).

The “Stock Awards” in the table of outstanding equity awards at fiscal year-end 2015 are RSU awards. Each RSU represents the right to receive one share of TI common stock on a stated date (the “vesting date”) unless the award is terminated earlier under terms summarized below. In general, the vesting date is approximately four years after the grant date. Each RSU includes the right to receive dividend equivalents, which are paid annually in cash at a rate equal to the amount paid to stockholders in dividends.

32	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

The table below shows the termination provisions of RSUs outstanding as of December 31, 2015.

Employment Termination Due to Death or Permanent Disability	Employment Termination (at Least 6 Months after Grant) When Retirement Eligible	Employment Termination for Cause	Other Circumstances of Employment Termination
Vesting continues; shares are paid at the scheduled vesting date	For grants made after 2012: Grant stays in effect and pays out shares at the scheduled vesting date	Grant cancels; no shares are issued	Grant cancels; no shares are issued

For grants made before 2013: Grant stays in effect and pays out shares at the scheduled vesting date. Number of shares reduced according to the duration of employment over the vesting period*

*	Calculated by multiplying the number of RSUs by a fraction equal to the number of whole 365-day periods from the grant date to the employment termination date (or first day of any bridge leave of absence leading to retirement), divided by the number of years in the vesting period.

These termination provisions are intended to promote retention. All RSU awards contain cancellation and clawback provisions like those described above for stock options. The terms provide that, to the extent permitted by Section 409A of the IRC, the award vests upon involuntary termination of TI employment within 24 months after a change in control. Change in control is the Plan definition. These cancellation, clawback and change-in-control terms are intended to conform RSU terms with those of stock options (to the extent permitted by the IRC) and to achieve the objectives described above in the discussion of stock options.

In addition to the “Stock Awards” shown in the outstanding equity awards at fiscal year-end 2015 table on page 31, Mr. Templeton holds an award of RSUs that was granted in 1995. The award, for 120,000 shares of TI common stock, vested in 2000. Under the award terms, the shares will be issued to Mr. Templeton in March of the year after his termination of employment for any reason. These terms were designed to provide a tax benefit to the company by postponing the related compensation expense until it was likely to be fully deductible. In accordance with SEC requirements, this award is reflected in the 2015 non-qualified deferred compensation table on page 36.

2015 option exercises and stock vested

The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers in 2015 and the value of any RSUs that vested in 2015. For option exercises, the value realized is calculated by multiplying the number of shares acquired by the difference between the exercise price and the market price of TI common stock on the exercise date. For RSUs, the value realized is calculated by multiplying the number of RSUs that vested by the market price of TI common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. K. Templeton	620,000	$14,112,500	150,000	$8,200,500
K. P. March	—	$—	45,834	$2,505,745
B. T. Crutcher	253,125	$5,715,775	54,167	$2,961,310
S. A. Anderson	125,000	$2,552,330	41,667	$2,277,935
K. J. Ritchie	134,375	$3,269,518	54,167	$2,961,310

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	33

2015 pension benefits

The following table shows the present value as of December 31, 2015, of the benefit of the named executive officers under our qualified defined benefit pension plan (TI Employees Pension Plan) and non-qualified defined benefit pension plans (TI Employees Non-Qualified Pension Plan (which governs amounts earned before 2005) and TI Employees Non-Qualified Pension Plan II (which governs amounts earned after 2004)). In accordance with SEC requirements, the amounts shown in the table do not reflect any named executive officer’s retirement eligibility or any increase in benefits that may result from the named executive officer’s continued employment after December 31, 2015.

Name (1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (6)	Payments During Last Fiscal Year ($)
R. K. Templeton (2)	TI Employees Pension Plan	16 (3)	$662,160	—
	TI Employees Non-Qualified Pension Plan	16 (3)	$289,171	—
	TI Employees Non-Qualified Pension Plan II	16 (5)	$199,375	—

K. P. March	TI Employees Pension Plan	30 (3)	$946,474	—
	TI Employees Non-Qualified Pension Plan	19 (4)	$178,569	—
	TI Employees Non-Qualified Pension Plan II	30 (5)	$5,557,022	—

B. T. Crutcher (2)	TI Employees Pension Plan	0.9 (3)	$4,059	—

K. J. Ritchie	TI Employees Pension Plan	36 (3)	$1,391,664	—
	TI Employees Non-Qualified Pension Plan	25 (4)	$532,589	—
	TI Employees Non-Qualified Pension Plan II	36 (5)	$7,444,716	—

(1)	Mr. Anderson does not participate in any of the company’s defined benefit pension plans because he joined TI after these plans were closed to new participants.

(2)	In 1997, TI’s U.S. employees were given the choice between continuing to participate in the defined benefit pension plans or participating in a new enhanced defined contribution retirement plan. Messrs. Templeton and Crutcher chose to participate in the defined contribution plan. Accordingly, their accrued pension benefits under the qualified and non-qualified plans were frozen (i.e., they will experience no increase attributable to years of service or change in eligible earnings) as of December 31, 1997. Contributions to the defined contribution plan for Mr. Templeton’s and Mr. Crutcher’s benefits are included in the 2015 summary compensation table.

(3)	For each of the named executive officers, credited service began on the date the officer became eligible to participate in the plan. For Mr. Crutcher, eligibility to participate began on the first day of the month following completion of one year of employment. For each of the other named executive officers, eligibility to participate began on the earlier of 18 months of employment, or January 1 following the completion of one year of employment. Accordingly, each of the named executive officers has been employed by TI for longer than the years of credited service shown above.

(4)	Credited service began on the date the named executive officer became eligible to participate in the TI Employees Pension Plan as described in note 3 above and ceased at December 31, 2004.

(5)	Credited service began on the date the named executive officer became eligible to participate in the TI Employees Pension Plan as described in note 3 above.

(6)	The assumptions and valuation methods used to calculate the present value of the accumulated pension benefits shown are the same as those used by TI for financial reporting purposes and are described in Note 10 to the financial statements contained in Item 8 in TI’s annual report on Form 10-K for the year ended December 31, 2015, except that a named executive officer’s retirement is assumed (in accordance with SEC rules) for purposes of this table to occur at age 65 and no assumption for termination prior to that date is used. The amount of the lump-sum benefit earned as of December 31, 2015, is determined using either (i) the Pension Benefit Guaranty Corporation (PBGC) interest assumption of 1.50 percent or (ii) the Pension Protection Act of 2006 (PPA) corporate bond yield interest assumption of 4.62 percent for the TI Employees Pension Plan and 4.64 percent for the TI Employees Non-Qualified Pension Plans, whichever rate produces the higher lump sum amount. A discount rate assumption of 4.62 percent for the TI Employees Pension Plan and 4.64 percent for the non-qualified pension plans was used to determine the present value of each lump sum.

34	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

TI Employees Pension Plan

The TI Employees Pension Plan is a qualified defined benefit pension plan. Please see page 26 for a discussion of the origin and purpose of the plan. Employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in this plan.

A plan participant is eligible for normal retirement under the terms of the plan if he is at least 65 years of age with one year of credited service. A participant is eligible for early retirement if he is at least 55 years of age with 20 years of employment or 60 years of age with five years of employment. As of December 31, 2015, Mr. Templeton, Mr. March and Mr. Ritchie were eligible for early or normal retirement.

A participant may request payment of his accrued benefit at termination or any time thereafter. Participants may choose a lump sum payment or one of six forms of annuity. In order of largest to smallest periodic payment, the forms of annuity are: (i) single life annuity, (ii) 5-year certain and life annuity, (iii) 10-year certain and life annuity, (iv) joint and 50 percent survivor annuity, (v) joint and 75 percent survivor annuity, and (vi) joint and 100 percent survivor annuity. If the participant does not request payment, he will begin to receive his benefit in April of the year after he reaches the age of 70 1⁄2 in the form of annuity required under the IRC.

The pension formula for the qualified plan is intended to provide a participant with an annual retirement benefit equal to 1.5 percent multiplied by the product of (i) years of credited service and (ii) the average of the five highest consecutive years of his base salary plus bonus up to a limit imposed by the IRS, less a percentage (based on his year of birth, when he elects to retire and his years of service with TI) of the amount of compensation on which his Social Security benefit is based.

If an individual takes early retirement and chooses to begin receiving his annual retirement benefit at that time, such benefit is reduced by an early retirement factor. As a result, the annual benefit is lower than the one he would have received at age 65.

If the participant’s employment terminates due to disability, the participant may choose to receive his accrued benefit at any time prior to age 65. Alternatively, the participant may choose to defer receipt of the accrued benefit until reaching age 65 and then take a disability benefit. The disability benefit paid at age 65 is based on salary and bonus, years of credited service the participant would have accrued to age 65 had he not become disabled and disabled status.

The benefit payable in the event of death is based on salary and bonus, years of credited service and age at the time of death, and may be in the form of a lump sum or annuity at the election of the beneficiary. The earliest date of payment is the first day of the second calendar month following the month of death.

Leaves of absence, including a bridge to retirement, are credited to years of service under the qualified pension plan. Please see the discussion of leaves of absence on page 38.

TI employees non-qualified pension plans

TI has two non-qualified pension plans: the TI Employees Non-Qualified Pension Plan (Plan I), which governs amounts earned before 2005; and the TI Employees Non-Qualified Pension Plan II (Plan II), which governs amounts earned after 2004. Each is a non-qualified defined benefit pension plan. Please see page 26 for a discussion of the purpose of the plans. As with the qualified defined benefit pension plan, employees who joined the U.S. payroll after November 30, 1997, are not eligible to participate in Plan I or Plan II. Eligibility for normal and early retirement under these plans is the same as under the qualified plan (please see above). Benefits are paid in a lump sum.

A participant’s benefits under Plan I and Plan II are calculated using the same formula as described above for the TI Employees Pension Plan. However, the IRS limit on the amount of compensation on which a qualified pension benefit may be calculated does not apply. Additionally, the IRS limit on the amount of qualified benefit the participant may receive does not apply to these plans. Once this non-qualified benefit amount has been determined using the formula described above, the individual’s qualified benefit is subtracted from it. The resulting difference is multiplied by an age-based factor to obtain the amount of the lump-sum benefit payable to an individual under the non-qualified plans.

Amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified pension plan commences. Amounts under Plan II will be distributed subject to the requirements of Section 409A of the IRC. Because the named executive officers are among the 50 most highly compensated officers of the company, Section 409A of the IRC requires that they not receive any lump sum distribution payment under Plan II before the first day of the seventh month following termination of employment.

If a participant terminates due to disability, amounts under Plan I will be distributed when payment of the participant’s benefit under the qualified plan commences. For amounts under Plan II, distribution is governed by Section 409A of the IRC, and the disability benefit is reduced to reflect the payment of the benefit prior to age 65.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	35

In the event of death, payment under both plans is based on salary and bonus, years of credited service and age at the time of death and will be in the form of a lump sum. The earliest date of payment is the first day of the second calendar month following the month of death.

Balances in the plans are unsecured obligations of the company. For amounts under Plan I, in the event of a change in control, the present value of the individual’s benefit would be paid not later than the month following the month in which the change in control occurred. For such amounts, the pre-2010 definition of a change in control (please see page 32) applies. For all amounts accrued under this plan, if a sale of substantially all of the assets of the company occurred, the present value of the individual’s benefit would be distributed in a lump sum as soon as reasonably practicable following the sale of assets. For amounts under Plan II, no distribution of benefits is triggered by a change in control.

Leaves of absence, including a bridge to retirement, are credited to years of service under the non-qualified pension plans. For a discussion of leaves of absence, please see page 38.

TI Employees Survivor Benefit Plan

TI’s qualified and non-qualified pension plans provide that upon the death of a retirement-eligible employee, the employee’s beneficiary receives a payment equal to half of the benefit to which the employee would have been entitled under the pension plans had he retired instead of died. We have a survivor benefit plan that pays the beneficiary a lump sum that, when added to the reduced amounts the beneficiary receives under the pension plans, equals the benefit the employee would have been entitled to receive had he retired instead of died. Because Messers. Templeton, March and Ritchie were eligible for early retirement in 2015, their beneficiaries would be eligible for benefits under the survivor benefit plan if they were to die.

2015 non-qualified deferred compensation

The following table shows contributions to the named executive officer’s deferred compensation account in 2015 and the aggregate amount of his deferred compensation as of December 31, 2015.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($) (5)
R. K. Templeton	$173,595	$242,129	$312,573 (3)	$351,336	(4)	$7,598,617	(6)
K. P. March	—	—	—	—		—
B. T. Crutcher	$155,332	$109,844	$(5,910)	—		$1,079,545
S. A. Anderson	$185,458	$70,666	$(2,492)	$14,861		$674,674
K. J. Ritchie	—	—	—	—		—

(1)	Amount shown for Mr. Templeton includes a portion of his salary and bonus paid in 2015; for Mr. Crutcher includes a portion of his salary, profit sharing and bonus, paid in 2015; and for Mr. Anderson includes a portion of his bonus paid in 2015.

(2)	Company matching contributions pursuant to the defined contribution plan. These amounts are included in the All Other Compensation column of the 2015 summary compensation table on page 28.

(3)	Consists of: (a) $168,000 in dividend equivalents paid under the 120,000-share 1995 RSU award discussed on page 33, settlement of which has been deferred until after termination of employment; (b) a $160,800 increase in the value of the RSU award (calculated by subtracting the value of the award at year-end 2014 from the value of the award at year-end 2015 (in both cases, the number of RSUs is multiplied by the closing price of TI common stock on the last trading date of the year)); and (c) a $16,227 loss in Mr. Templeton’s deferred compensation account in 2015. Dividend equivalents are paid at the same rate as dividends on TI common stock.

(4)	Consists of dividend equivalents paid on the RSU award discussed in note 3 and a scheduled distribution of a portion of Mr. Templeton’s deferred compensation balance.

(5)	Includes amounts reported in the summary compensation table in the current or prior-year proxy statements as follows: Mr. Templeton, $1,021,417; and Mr. Crutcher, $1,079,545; and Mr. Anderson $195,554. The remainder of the amount for Mr. Anderson relates to amounts earned in years for which he was not a named executive officer.

(6)	Of this amount, $6,577,200 is attributable to Mr. Templeton’s 1995 RSU award, calculated as described in note 3. The remainder is the balance of his deferred compensation account.

36	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Please see page 26 for a discussion of the purpose of the plan. An employee’s deferred compensation account contains eligible compensation the employee has elected to defer and contributions by the company that are in excess of the IRS limits on (i) contributions the company may make to the enhanced defined contribution plan and (ii) matching contributions the company may make related to compensation the executive officer deferred into his deferred compensation account.

Participants in the deferred compensation plan may choose to defer up to (i) 25 percent of their base salary, (ii) 90 percent of their performance bonus, and (iii) 90 percent of profit sharing. Elections to defer compensation must be made in the calendar year prior to the year in which the compensation will be earned.

During 2015, participants could choose to have their deferred compensation mirror the performance of one or more of the following mutual funds, each of which is managed by a third party (these alternatives, which may be changed at any time, are a subset of those offered to participants in the defined contribution plans): BlackRock MSCI ACWI ex-U.S. IMI Index Non-Lendable Fund F, Northern Trust Short Term Investment Fund, Northern Trust Aggregate Bond Index Fund-Lending, Northern Trust Russell 1000 Value Index Fund-Lending, Northern Trust Russell 1000 Growth Index Fund-Lending, Northern Trust Russell 2000 Index Fund-Lending, Northern Trust MidCap 400 Index Fund-Lending, Fidelity Puritan Fund, BlackRock Equity Index Fund F, BlackRock (EAFE) (Europe, Australia, Far East) Equity Index Fund F, BlackRock Lifepath Index 2020 Fund F, BlackRock Lifepath Index 2030 Fund F, BlackRock Lifepath Index 2040 Fund F, BlackRock Lifepath Index 2050 Fund F and BlackRock Lifepath Index Retirement Fund F. From among the available investment alternatives, participants may change their instructions relating to their deferred compensation daily. Earnings on a participant’s balance are determined solely by the performance of the investments that the participant has chosen for his plan balance. The company does not guarantee any minimum return on investments. A third party administers the company’s deferred compensation program.

A participant may request distribution from the plan in the case of an unforeseeable emergency. To obtain an unforeseeable emergency withdrawal, a participant must meet the requirements of Section 409A of the IRC. Otherwise, a participant’s balance is paid pursuant to his distribution election and is subject to applicable IRC limitations.

Amounts contributed by the company, and amounts earned and deferred by the participant for which there is a valid distribution election on file, will be distributed in accordance with the participant’s election. Annually participants may elect separate distribution dates for deferred compensation attributable to a participant’s (i) bonus and profit sharing and (ii) salary. Participants may elect that these distributions be in the form of a lump sum or annual installments to be paid out over a period of five or ten consecutive years. Amounts for which no valid distribution election is on file will be distributed three years from the date of deferral.

In the event of the participant’s death, payment will be in the form of a lump sum and the earliest date of payment is the first day of the second calendar month following the month of death.

Like the balances under the non-qualified defined benefit pension plans, deferred compensation balances are unsecured obligations of the company. For amounts earned and deferred prior to 2010, a change in control does not trigger a distribution under the plan. For amounts earned and deferred after 2009, distribution occurs, to the extent permitted by Section 409A of the IRC, if the participant is involuntarily terminated within 24 months after a change in control. Change in control is the Plan definition.

Potential payments upon termination or change in control

None of the named executive officers has an employment contract with the company. They are eligible for benefits on generally the same terms as other U.S. employees upon termination of employment or change in control of the company. TI does not reimburse executive officers for any income or excise taxes that are payable by the executive as a result of payments relating to termination or change in control.

Termination

The following programs may result in payments to a named executive officer whose employment terminates. Most of these programs have been discussed above. For a discussion of the impact of these programs on the compensation decisions for 2015, please see pages 20 and 27.

Bonus

Our policies concerning bonus and the timing of payments are described on pages 18-19. Whether a bonus would be awarded under other circumstances and in what amount would depend on the facts and circumstances of termination and is subject to the Compensation Committee’s discretion. If awarded, bonuses are paid by the company.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	37

Qualified and non-qualified defined benefit pension plans

The purposes of these plans are described on page 26. The formula for determining benefits, the forms of benefit and the timing of payments are described on pages 34-36. The amounts disbursed under the qualified and non-qualified plans are paid, respectively, by the TI Employees Pension Trust and the company.

Survivor benefit plan

The purpose of this plan is described on page 36. The formula for determining the amount of benefit, the form of benefit and the timing of payments are described on page 36. Amounts distributed are paid by the TI Employees Health Benefit Trust.

Deferred compensation plan

The purpose of this plan is described on page 26. The amounts payable under this program depend solely on the performance of investments that the participant has chosen for his plan balance. The timing of payments is discussed on page 37. Amounts distributed are paid by the company.

Equity compensation

Depending on the circumstances of termination, grantees whose employment terminates may retain the right to exercise previously granted stock options and receive shares under outstanding RSU awards. Please see pages 32-33. RSU awards include a right to receive dividend equivalents. The dividend equivalents are paid annually by the company in a single cash payment after the last dividend payment of the year.

Perquisites

Financial counseling is available to executive officers in the year after retirement. Otherwise, no perquisites continue after termination of employment.

In the case of a resignation pursuant to a separation arrangement, an executive officer (like other employees above a certain job grade level) will typically be offered a 12-month paid leave of absence before termination, in exchange for a non-compete and non-solicitation commitment and a release of claims against the company. The leave period will be credited to years of service under the pension plans described above. During the leave, the executive officer’s stock options will continue to become exercisable and his RSUs will continue to vest. Amounts paid to an individual during a paid leave of absence are not counted when calculating benefits under the qualified and non-qualified pension plans.

In the case of a separation arrangement in which the executive officer will be at least 50 years old and have at least 15 years of employment with the company on his or her last day of active employment before beginning the paid leave of absence, the separation arrangement will typically include an unpaid leave of absence, to commence at the end of the paid leave and end when the executive officer has reached the earlier of age 55 with at least 20 years of employment or age 60 with at least five years of service (bridge to retirement). The bridge to retirement will be credited to years of service under the qualified and non-qualified pension plans described above. Stock options will continue to become exercisable and RSUs will remain in effect, but for grants made before 2013, the number of RSUs will be reduced as described in note * on page 33.

Change in control

Our only program, plan or arrangement providing benefits triggered by a change in control is the TI Employees Non-Qualified Pension Plan. A change in control at December 31, 2015, would have accelerated payment of the balance under that plan. Please see page 36 for a discussion of the purpose of change in control provisions of that plan as well as the circumstances and the timing of payment.

Upon a change in control there is no acceleration of vesting of stock options and RSUs granted after 2009. Only upon an involuntary termination (not for cause) within 24 months after a change in control of TI will the vesting of such stock options and RSUs accelerate. Please see pages 32 and 33 for further information concerning change in control provisions relating to stock options and RSUs.

For a discussion of the impact of these programs on the compensation decisions for 2015, please see pages 20 and 27.

38	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

The table below shows the potential payments upon termination or change in control for each of the named executive officers.

Form of Compensation	Disability		Death		Involuntary termination for cause		Resignation; Involuntary termination (not for cause)		Retirement		Change in control
R.K. Templeton (1)
Qualified Defined Benefit Pension Plan	$948,016	(2)	$460,214	(3)	$910,341	(4)	$910,341	(4)	$910,341	(4)	—
Non-Qual. Defined Benefit Pension Plan	$609,677	(5)	$198,869	(3)	$393,314	(4)	$393,314	(4)	$393,314	(4)	$393,314	(4)
Non-Qual. Defined Benefit Pension Plan II	$221,506	(5)	$137,059	(3)	$271,178	(4)	$271,178	(4)	$271,178	(4)	—
Deferred Compensation	—		$1,021,417	(6)	—		—		—		—
RSUs	$35,917,706	(7)	$35,917,706	(7)	$6,577,200	(8)	$33,748,161	(9)	$33,748,161	(9)	$6,577,200	(8)
Stock Options	$88,601,377	(10)	$88,601,377	(10)	—		$88,601,377	(10)	$88,601,377	(10)	—
R.K. Templeton Total	$126,298,282		$127,115,333	(11)	$8,152,033		$123,924,371	(4)	$123,924,371		$6,970,514

K.P. March (1)
Qualified Defined Benefit Pension Plan	$1,679,605	(2)	$669,710	(3)	$1,284,788	(4)	$1,284,788	(4)	$1,284,788	(4)	—
Non-Qual. Defined Benefit Pension Plan	$349,792	(5)	$122,620	(3)	$236,251	(4)	$236,251	(4)	$236,251	(4)	$236,251	(4)
Non-Qual. Defined Benefit Pension Plan II	$7,926,839	(5)	$3,832,854	(3)	$7,352,032	(4)	$7,352,032	(4)	$7,352,032	(4)	—
Deferred Compensation	—		—		—		—		—		—
RSUs	$8,531,067	(7)	$8,531,067	(7)	—		$7,845,942	(9)	$7,845,942	(9)	—
Stock Options	$14,761,773	(10)	$14,761,773	(10)	—		$14,761,773	(10)	$14,761,773	(10)	—
K.P. March Total	$33,249,076		$32,165,911	(11)	$8,873,071		$31,480,786		$31,480,786		$236,251

B.T. Crutcher
Qualified Defined Benefit Pension Plan	$10,783	(2)	$1,957	(3)	$3,888	(4)	$3,888	(4)	—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Deferred Compensation	—		$1,079,545	(6)	—		—		—		—
RSUs	$18,608,817	(7)	$18,608,817	(7)	—		—		—		—
Stock Options	$7,027,982	(10)	$7,027,982	(10)	—		$1,022,299	(12)	—		—
B.T. Crutcher Total	$25,647,582		$26,718,301		$3,888		$1,026,187		—		—

S.A. Anderson
Qualified Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan	—		—		—		—		—		—
Non-Qual. Defined Benefit Pension Plan II	—		—		—		—		—		—
Deferred Compensation	—		$674,674	(6)	—		—		—		—
RSUs	$10,921,331	(7)	$10,921,331	(7)	—		—		—		—
Stock Options	$8,067,504	(10)	$8,067,504	(10)	—		$4,273,352	(12)	—		—
S.A. Anderson Total	$18,988,835		$19,663,509		—		$4,273,352		—		—

K.J. Ritchie (1)
Qualified Defined Benefit Pension Plan	$2,083,592	(2)	$909,558	(3)	$1,789,662	(4)	$1,789,662	(4)	$1,789,662	(4)	—
Non-Qual. Defined Benefit Pension Plan	$926,549	(5)	$343,447	(3)	$673,384	(4)	$673,384	(4)	$673,384	(4)	$673,384	(4)
Non-Qual. Defined Benefit Pension Plan II	$9,993,984	(5)	$4,782,631	(3)	$9,412,777	(4)	$9,412,777	(4)	$9,412,777	(4)	—
Deferred Compensation	—		—		—		—		—		—
RSUs	$11,369,896	(7)	$11,369,896	(7)	—		$10,570,602	(9)	$10,570,602	(9)	—
Stock Options	$6,003,664	(10)	$6,003,664	(10)	—		$6,003,664	(10)	$6,003,664	(10)	—
K.J. Ritchie Total	$30,377,685		$29,249,383	(11)	$11,875,823		$28,450,089		$28,450,089		$673,384

(1)	Messrs. Templeton, March and Ritchie were eligible to retire as of December 31, 2015.

(2)	The amount shown is the lump-sum benefit payable at age 65 to the named executive officer in the event of termination as of December 31, 2015, due to disability, assuming the named executive officer does not request payment of his disability benefit until age 65. The assumptions used in calculating these amounts are the same as the age-65 lump-sum assumptions used for financial reporting purposes for the company’s audited financial statements for 2015 and are described in note 6 to the 2015 pension benefits table on page 34.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	39

(3)	Value of the benefit payable in a lump sum to the executive officer’s beneficiary calculated as required by the terms of the plan assuming the earliest possible payment date. The plan provides that in the event of death, the beneficiary receives 50 percent of the participant’s accrued benefit, reduced by the age-applicable joint and 50 percent survivor factor.

(4)	Lump-sum value of the accrued benefit as of December 31, 2015, calculated as required by the terms of the plans assuming the earliest possible payment date.

(5)	The amount shown is the lump-sum benefit payable at age 65, in the case of the Non-Qualified Defined Benefit Pension Plan, or separation from service in the case of Plan II. The assumptions used are the same as those described in note 2 above.

(6)	Balance as of December 31, 2015, under the non-qualified deferred compensation plan.

(7)	Calculated by multiplying the number of outstanding RSUs by the closing price of TI common stock as of December 31, 2015 ($54.81). In the event of termination due to disability or death, all outstanding awards will continue to vest according to their terms. Please see the outstanding equity awards at fiscal year-end 2015 table on page 31 for the number of unvested RSUs as of December 31, 2015, and page 33 for a discussion of an additional outstanding RSU award held by Mr. Templeton.

(8)	Calculated by multiplying 120,000 vested RSUs by the closing price of TI common stock as of December 31, 2015 ($54.81). See page 33 for further information about this award.

(9)	Due to retirement eligibility, calculated by multiplying the number of outstanding RSUs held at such termination by the closing price of TI common stock as of December 31, 2015 ($54.81). RSU awards stay in effect and pay out shares according to the vesting schedule, although for grants made before 2013, the number of shares is reduced according to the duration of employment over the vesting period. See page 33 for additional details.

(10)	Calculated as the difference between the grant price of all outstanding in-the-money options and the closing price of TI common stock as of December 31, 2015 ($54.81), multiplied by the number of shares under such options as of December 31, 2015.

(11)	Due to retirement eligibility, the total includes the value of the benefit payable in a lump sum under the Survivor Benefit Plan to the officer’s beneficiary in the following amounts: Mr. Templeton $778,691, Mr. March $4,247,887 and Mr. Ritchie $5,840,187. The amount of the benefit is calculated as required by the terms of the plan assuming the earliest possible payment date.

(12)	Calculated as the difference between the grant price of all exercisable in-the-money options and the closing price of TI common stock as of December 31, 2015 ($54.81), multiplied by the number of shares under such options as of December 31, 2015.

Audit Committee report

The Audit Committee of the board of directors has furnished the following report:

As noted in the committee’s charter, TI management is responsible for preparing the company’s financial statements. The company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to TI’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.

The committee has discussed with the independent registered public accounting firm, Ernst & Young, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young the firm’s independence.

40	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for 2015 for filing with the SEC.

Ralph W. Babb, Jr., Chair	Mark A. Blinn	Janet F. Clark	Ruth J. Simmons

Proposal to ratify appointment of independent registered public accounting firm

The Audit Committee of the board has the authority and responsibility for the appointment, compensation, retention and oversight of the work of TI’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP to be TI’s independent registered public accounting firm for 2016.

TI has engaged Ernst & Young or a predecessor firm to serve as the company’s independent registered public accounting firm for over 60 years. In order to assure continuing auditor independence, the Audit Committee periodically considers whether the annual audit of TI’s financial statements should be conducted by another firm.

The lead audit partner on the TI engagement serves no more than five consecutive years in that role, in accordance with SEC rules. The Audit Committee Chair and management have direct input into the selection of the lead audit partner.

The members of the Audit Committee and the board believe that the continued retention of Ernst & Young to serve as the company’s independent registered public accounting firm is in the best interest of the company and its investors. Consequently, the board asks the stockholders to ratify the appointment of Ernst & Young. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.

The fees for services provided by Ernst & Young to the company are described below:

Audit fees. Ernst & Young’s Audit Fees were $9,096,000 in 2015 and $9,134,000 in 2014. The services provided in exchange for these fees were our annual audit, including the audit of internal control over financial reporting, reports on Form 10-Q, assistance with public debt offerings, statutory audits required internationally and accounting consultations.

Audit-related fees. Ernst & Young’s fees for Audit-related services were $795,000 in 2015 and $797,000 in 2014. The services provided in exchange for these fees included employee benefit plan audits, certification procedures relating to compliance with local-government or other regulatory standards for various non-U.S. subsidiaries, and 2014 access to Ernst & Young’s online research tool.

Tax fees. Ernst & Young’s fees for professional services rendered for tax compliance (preparation and review of income tax returns and other tax-related filings) and tax advice on U.S. and foreign tax matters were $2,827,000 in 2015 and $1,802,000 in 2014.

All other fees. Ernst & Young’s fees for all other professional services rendered were $29,000 in 2015 and $32,000 in 2014 for the TI Foundation audit, training and 2015 access to Ernst & Young’s online research tool.

Pre-approval policy. The Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Annually the independent registered public accounting firm and the director of internal audits present to the Audit Committee services expected to be performed by the firm over the next 12 months. The Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are presented to the Audit Committee for consideration in the following categories: Audit, Audit-related, Tax and All other (each as defined in Schedule 14A of the Securities Exchange Act). For each service listed in those categories, the committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews on at least a quarterly basis the services provided to date by the firm and the fees incurred for those services. The Audit Committee may revise the list of pre-approved services and related fees from time to time, based on subsequent determinations.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	41

In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings of the Audit Committee, the committee has delegated pre-approval authority to its Chair (the Audit Committee does not delegate to management its responsibilities to pre-approve services). The Chair reports pre-approval decisions to the Audit Committee and seeks ratification of such decisions at the Audit Committee’s next scheduled meeting.

The Audit Committee or its Chair pre-approved all services provided by Ernst & Young during 2015.

The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2016.

Proposal to approve amendment of the Texas Instruments 2009 Long-Term Incentive Plan

The board asks stockholders to approve amending the Texas Instruments 2009 Long-Term Incentive Plan (the “2009 Plan”) to provide for the following:

•	an increase in the number of shares of TI common stock (“Shares”) authorized for issuance pursuant to awards under the 2009 Plan (the “Share Reserve”) by 40,000,000 Shares; and
•	an extension of the period during which awards may be granted under the 2009 Plan (the “Term”) to April 21, 2026.

The board has approved these amendments to the 2009 Plan subject to approval of stockholders. For the reasons stated below, the board believes these amendments are in the best interest of the company and stockholders and urges that this proposal be approved.

The 2009 Plan is intended to enhance the company’s ability to attract and retain qualified individuals as employees and encourage them to acquire a proprietary interest in the growth and performance of the company. The 2009 Plan is our only active plan under which we may grant equity awards to employees. Non-employee directors are not eligible for awards under the 2009 Plan.

The 2009 Plan reflects responsible equity compensation practices. These include:

•	No “evergreen” provision – The Share Reserve is not automatically replenished.
•	No liberal share counting provision – Shares tendered by grantees to pay the exercise price of a stock option or stock appreciation right (“SAR”) or satisfy tax obligations are not added back into the Share Reserve.
•	No automatic grants – The 2009 Plan does not provide for automatic grants to any individual.
•	No discounted stock options or SARs – The exercise price of stock options and SARs shall be no lower than the fair market value of Shares on the date of grant (other than substitute awards if we assume or replace outstanding awards granted by a company that we acquire).
•	No repricing of stock options or SARs – No repricing of stock options or SARs is permitted, except to adjust the exercise price due to a stock split, corporate restructuring or similar event.
•	Double-trigger change-in-control terms – Awards are generally subject to double-trigger change-in-control terms, under which full vesting of the award would be triggered not by a change in control of the company, but rather by employment termination if it occurred within 24 months after such event.
•	No tax gross-ups – The 2009 Plan does not provide for tax gross-ups to any individual, whether in connection with a change in control or otherwise.

Stockholders approved the 2009 Plan in April 2009 and reapproved in April 2014 the performance goals identified in the 2009 Plan for purposes of certain performance-based awards. Without taking account of the proposed increase in the Share Reserve, the remaining Share Reserve under the 2009 Plan as of January 31, 2016, is 18,464,864 Shares. For more details on the Share Reserve, please see the first table on page 43.

We consider the 2009 Plan to be a vital element of our employee compensation program and believe that the continued ability to grant awards at competitive levels is in the best interest of the company and stockholders. If stockholders approve the proposal, the requested increase in the Share Reserve and extension of the Term will become effective on the date of stockholder approval. We believe the Share Reserve will then be sufficient to enable us to make awards under the 2009 Plan for approximately the next three years, assuming historical grant and forfeiture levels and recent market prices of Shares. The Term is proposed to be extended to April 21, 2026, to give us the flexibility to use the 2009 Plan throughout that period if our granting activity is less than we anticipate.

42	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

If stockholders do not approve the proposed amendments, the 2009 Plan will remain in effect through April 16, 2019, and we may continue to make awards under the plan until then, to the extent Shares remain available for grant. We believe the current Share Reserve will be enough only for approximately the next one year on the assumptions described above. In that event, our flexibility to make equity awards at competitive levels may be severely limited.

Information regarding share usage and dilution

The following table sets forth the number of Shares available for future awards under each of the company’s equity compensation plans as of January 31, 2016:

	Available for Future Awards	Additional Shares Requested in This Proposal	Total Available for Future Awards If This Proposal is Approved
2009 Plan	18,464,864	40,000,000	58,464,864
Texas Instruments 2009 Director Compensation Plan (1)	1,195,829	—	1,195,829
Total (2)	19,660,693	40,000,000	59,660,693

(1)	Eligible participants are non-employee directors of the company. The term of the Texas Instruments 2009 Director Compensation Plan (the “Director Plan”) expires on April 16, 2019.

(2)	This table and the tables below exclude the stockholder-approved TI Employees 2014 Stock Purchase Plan (ESPP).

The 40,000,000 Shares that we are proposing to add to the Share Reserve are approximately 4 percent of the 1,008,975,790 Shares outstanding as of January 31, 2016.

The following table sets forth information concerning outstanding awards under the company’s plans as of January 31, 2016:

	2009 Plan	Director Plan	All Other Plans (3)(4)	Total
Shares underlying outstanding stock options (1)	58,413,672	638,959	6,940,020	65,992,651
Shares underlying outstanding restricted stock units (2)	13,016,795	132,614	182,734	13,332,143
Total Shares underlying outstanding awards	71,430,467	771,573	7,122,754	79,324,794
Total Shares underlying outstanding awards as a percentage of Shares outstanding	7%	Less than 1%	1%	8%

Weighted average exercise price of all outstanding stock options	$40.12
Weighted average remaining contractual life of all outstanding stock options	7.07 years

(1)	The company has granted no SARs.

(2)	The company has no restricted stock awards outstanding. All outstanding full-value awards are restricted stock units.

(3)	Consists of the Texas Instruments Long-Term Incentive Plan, Texas Instruments 2000 Long-Term Incentive Plan, Texas Instruments 2003 Long-Term Incentive Plan, National Semiconductor Corporation 2009 Incentive Award Plan, Texas Instruments 2003 Director Compensation Plan and Texas Instruments Restricted Stock Unit Plan for Directors. Each of these plans is closed to future granting activity.

(4)	Of these outstanding awards, an aggregate of 6,837,006 Shares would become available under the 2009 Plan if the awards were cancelled or terminated, as described under Summary of the 2009 Plan below.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	43

The table below shows net annual dilution and other metrics concerning equity grants under the company’s plans for the last three fiscal years. The only active plan for granting equity awards to employees during this period was the 2009 Plan.

Metric	2015	2014	2013	Average
Dilution (1)	1.3%	1.4%	1.3%	1.3%
Burn rate (2)	1.4%	1.6%	1.7%	1.6%
Overhang (3)	10.4%	11.6%	13.5%	11.8%

(1)	Calculated by dividing (a) the number of Shares underlying awards granted to all recipients during the year, minus award cancellations and forfeitures during the year, by (b) the number of Shares outstanding at year-end.

(2)	Calculated by dividing (a) the number of Shares underlying awards granted during the year to all recipients by (b) the number of Shares outstanding at year-end.

(3)	Calculated by dividing the sum of (a) the number of Shares underlying outstanding awards and (b) Shares available for future awards, by (c) the number of Shares outstanding, in each case at year-end.

Summary of the 2009 Plan

The 2009 Plan is attached as Appendix B. The summary below is qualified in its entirety by reference to the text of the 2009 Plan.

The 2009 Plan provides for the grant of the following types of awards: (1) stock options, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including SARs) valued in whole or in part by reference to or otherwise based on common stock of the company.

The Compensation Committee of TI’s board of directors (the “Committee”) administers the 2009 Plan. The Committee consists exclusively of (1) independent directors within the meaning of the rules of The NASDAQ Stock Market and (2) outside directors as described in Section 162(m) of the Internal Revenue Code (the “Code”). The Committee has the sole discretion to grant awards to eligible grantees under the 2009 Plan and determine the terms, timing, transferability and method of exercise of awards, as applicable.

Employees of the company and its subsidiaries and affiliates are eligible to receive awards under the 2009 Plan. As of January 31, 2016, we have approximately 30,000 employees who are eligible to be considered for awards under the 2009 Plan, including 10 executive officers. Substitute awards may be made in case of acquisitions and business combinations. While the 2009 Plan also provides that awards may be granted to independent contractors, no award has been granted under the 2009 Plan to an independent contractor of the company or any subsidiary or affiliate, and none will be granted in the future under the 2009 Plan. Directors who are not employees of the company are not eligible to receive awards under the 2009 Plan.

The number of Shares currently authorized for issuance under the 2009 Plan is 75,000,000 Shares (which we are requesting stockholders to increase by 40,000,000 Shares in this proposal), plus Shares subject to any award made under a previous long-term incentive plan that are not issued due to cancellation or forfeiture of the award. The number of authorized Shares may be adjusted in the case of a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction. Shares underlying awards that the company makes in assumption of, or in substitution for, awards previously granted by a company that the company acquires (“Substitute Awards”) do not count against the Shares authorized for issuance under the 2009 Plan.

Except in the case of Substitute Awards, and except as a result of a corporate adjustment event described above, stock options, SARs and similar stock-based awards under the 2009 Plan with an exercise or a purchase price will not have an exercise or a purchase price (or equivalent) of less than 100% of the fair market value of the stock on the date the Committee grants the stock option or award. Determinations of fair market value under the 2009 Plan are made in accordance with methods or procedures established by the Committee.

Under the 2009 Plan, no individual may receive stock options and SARs, considered together, for more than 4,000,000 Shares in any calendar year. In any calendar year, no individual may be granted awards under the 2009 Plan (other than stock options or SARs) intended to qualify as performance-based compensation under Section 162(m) that exceed, in the aggregate, $5,000,000 or, if denominated in Shares, 4,000,000 Shares.

44	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Any award under the 2009 Plan may, but need not, be subject to the satisfaction of one or more performance goals. Awards will be made subject to one or more performance goals if the Committee determines that such awards are in the best interest of the company and its stockholders.

Awards (other than stock options and SARs) intended to qualify as performance-based compensation under Section 162(m) will be granted subject to performance goals based on one or more of the following business criteria as applied, in the Committee’s discretion, on an absolute basis or relative to other companies: cash flow; cycle time; earnings before income taxes; earnings before income taxes, depreciation and amortization; earnings per share; free cash flow; gross profit; gross profit margin; manufacturing process yield; market share; net income; net revenue per employee; operating profit; return on assets; return on capital; return on common equity; return on invested capital; return on net assets; revenue growth; or total stockholder return.

With respect to awards made after 2009, if a grantee is involuntarily terminated from employment with the company within 24 months after a change in control of the company, then unless specifically provided to the contrary in the award agreement or otherwise determined by the Committee, (i) awards held by the grantee will become fully vested and exercisable and any restrictions applicable to the awards will lapse and (ii) to the extent permitted without additional tax or penalty by Section 409A of the Code, the Shares underlying restricted stock units will be issued as soon as practicable after the grantee’s involuntary termination (or if additional tax or penalty would apply to accelerated issuance, the Shares will not be issued until the issuance date specified in the award agreement).

Unless the proposed amendment is approved, no awards may be granted under the 2009 Plan after April 16, 2019. The board of directors may amend, alter, discontinue or terminate the 2009 Plan or any portion of the plan at any time. However, stockholder approval must be obtained for any increase in the number of Shares available for awards except upon a corporate adjustment event described above.

New plan benefits

We are not proposing any change to the types of benefits any individual may receive under the 2009 Plan. The benefits or amounts that individuals will receive in the future under the 2009 Plan continue to be subject to the discretion of the Committee and, accordingly, are not determinable. In 2015, the named executive officers were granted awards as set forth in the grants of plan-based awards in 2015 table on page 30. The executive officers may have an interest in this proposal by virtue of their eligibility for awards under the 2009 Plan. In 2015, the executive officers as a group were granted awards for 2,183,071 Shares (consisting of stock options for 1,839,162 Shares and 343,909 restricted stock units), and non-executive officer employees as a group were granted awards for 12,284,278 Shares (consisting of stock options for 9,969,280 Shares and 2,314,998 restricted stock units). Non-employee directors are not eligible for awards under the 2009 Plan. The closing price of Shares on January 29, 2016, was $52.93.

Tax matters

The following summary is limited to the U.S. federal tax laws. It does not include the tax laws of any municipality, state or foreign country in which the participant resides.

Stock options: Counsel for the company has advised that a participant will recognize no income under the Code upon the receipt of any stock option award. In the case of an incentive stock option, if a participant exercises the stock option during or within three months of employment and does not dispose of the Shares within two years of the date of grant or one year after the transfer of the Shares to the participant, the participant will be entitled for federal income tax purposes to treat any profit which may be recognized upon the disposition of the Shares as a long-term capital gain. In contrast, a participant who receives a stock option under the 2009 Plan that is not an incentive stock option or who does not comply with the conditions noted above will generally recognize ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the stock option price. Such ordinary income generally is subject to withholding of income and employment taxes. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income, if any, recognized by a participant who (a) exercises a stock option that is not an incentive stock option, or (b) disposes of stock that was acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described above, except to the extent such tax deduction is limited by applicable provisions of the Code. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the stock option price would be an item of income for purposes of the participant’s alternative minimum tax.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	45

Restricted stock units: Counsel for the company has advised that a participant will recognize no income under the Code upon the receipt of an unvested restricted stock unit award. Upon the settlement of a restricted stock unit award, participants will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any Shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date of settlement, will be taxed as capital gain or loss. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

The board of directors recommends a vote “FOR” the proposal to approve amendment of the Texas Instruments 2009 Long-Term Incentive Plan as described above.

Equity compensation plan information

The following table sets forth information about the company’s equity compensation plans as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	67,812,353	(1)	$37.51	(2)	70,481,353	(3)
Equity compensation plans not approved by security holders	5,532,651	(4)	$37.45	(2)	0
Total	73,345,004	(5)	$37.50		70,481,353

(1)	Includes shares of TI common stock to be issued under the Texas Instruments 2003 Director Compensation Plan (the “2003 Director Plan”), the Texas Instruments 2009 Long-Term Incentive Plan (the “2009 LTIP”) and predecessor stockholder-approved plans, the Texas Instruments 2009 Director Compensation Plan (the “2009 Director Plan”) and the TI Employees 2014 Stock Purchase Plan (the “2014 ESPP”). Also includes 5,989 shares of TI common stock to be issued upon settlement of outstanding awards granted under the National Semiconductor Corporation 2009 Incentive Award Plan, a plan approved by National stockholders. The company assumed the awards in connection with its acquisition of National.

(2)	Restricted stock units and stock units credited to directors’ deferred compensation accounts are settled in shares of TI common stock on a one-for-one basis. Accordingly, such units have been excluded for purposes of computing the weighted-average exercise price.

(3)	Shares of TI common stock available for future issuance under the 2009 LTIP, the 2009 Director Plan and the 2014 ESPP. 31,373,830 shares remain available for future issuance under the 2009 LTIP and 1,447,315 shares remain available for future issuance under the 2009 Director Plan. Under the 2009 LTIP and the 2009 Director Plan, shares may be granted in the form of restricted stock units, options or other stock-based awards such as restricted stock.

(4)	Includes shares to be issued under the Texas Instruments 2003 Long-Term Incentive Plan (the “2003 LTIP”). The 2003 LTIP was replaced by the 2009 LTIP, which was approved by stockholders. No further grants may be made under the 2003 LTIP. Only non-management employees were eligible to receive awards under the 2003 LTIP. The 2003 LTIP authorized the grant of shares in the form of restricted stock units, options or other stock-based awards such as restricted stock. The plan is administered by a committee of independent directors (the Committee). The Committee had the sole discretion to grant to eligible participants one or more equity awards and to determine the number or amount of any award. Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event such as a stock split, the exercise price under any stock option, the grant price of any stock appreciation right, and the purchase price of any security that could be purchased under any other stock-based award under the 2003 LTIP could not be less than 100 percent of the fair market value of the stock or other security on the effective date of the grant of the option, right or award.

Also includes shares to be issued under the Texas Instruments Directors Deferred Compensation Plan and the Texas Instruments Restricted Stock Unit Plan for Directors. These plans were replaced by the stockholder-approved 2003 Director Plan (which was replaced by the 2009 Director Plan), and no further grants may be made under them.

46	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

(5)	Includes 56,773,983 shares for issuance upon exercise of outstanding grants of options, 16,055,542 shares for issuance upon vesting of outstanding grants of restricted stock units, 372,566 shares for issuance under the 2014 ESPP and 142,913 shares for issuance in settlement of directors’ deferred compensation accounts.

Additional information

Voting securities

As stated in the notice of annual meeting, holders of record of the common stock at the close of business on February 22, 2016, may vote at the meeting or any adjournment of the meeting. As of February 22, 2016, 1,005,257,723 shares of TI common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held.

Security ownership of certain beneficial owners

The following table shows the only persons who have reported beneficial ownership of more than 5 percent of the common stock of the company. Persons generally “beneficially own” shares if they have the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

Name and Address	Shares Owned at December 31, 2015		Percent of Class
Capital Research Global Investors (1)
333 South Hope Street
Los Angeles, CA 90071	88,088,517	(2)	8.71%

Capital World Investors (1)
333 South Hope Street
Los Angeles, CA 90071	68,528,496	(3)	6.78%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	68,503,499	(4)	6.77%

BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	58,798,732	(5)	5.81%

PRIMECAP Management Company
225 South Lake Ave., #400
Pasadena, CA 91101	54,483,936	(6)	5.39%

(1)	A division of Capital Research and Management Company (CRMC).

(2)	TI understands that Capital Research Global Investors is deemed to be the beneficial owner of these shares as a result of CRMC acting as an investment advisor to various investment companies. Capital Research Global Investors has sole dispositive power and sole voting power for these shares.

(3)	TI understands that Capital World Investors is deemed to be the beneficial owner of these shares as a result of CRMC acting as an investment advisor to various investment companies. Capital World Investors has sole voting power and sole dispositive power for these shares.

(4)	TI understands that The Vanguard Group has sole voting power for 1,903,877, sole dispositive power for 66,482,987 and shared dispositive power for 2,020,512 of these shares.

(5)	TI understands that PRIMECAP Management Company has sole voting power for 7,185,153 and sole dispositive power for all of these shares.

(6)	TI understands that BlackRock, Inc. has sole voting power for 49,708,006 and sole dispositive power for all of these shares.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	47

Security ownership of directors and management

The following table shows the beneficial ownership of TI common stock by directors, the named executive officers and all executive officers and directors as a group. Each director and named executive officer has sole voting power (except for shares obtainable within 60 days, shares subject to RSUs and shares credited to deferred compensation accounts as detailed in the footnotes to the table) and sole investment power with respect to the shares owned. The table excludes shares held by a family member if a director or executive officer has disclaimed beneficial ownership. No director or executive officer has pledged shares of TI common stock.

Name	Shares Owned at December 31, 2015	Percent of Class
Directors (1)
R. W. Babb, Jr.	75,519	*
M. A. Blinn	20,487	*
D. A. Carp	141,043	*
J. F. Clark	2,762	*
C. S. Cox	92,679	*
R. Kirk	14,904	*
P. H. Patsley	135,749	*
R. E. Sanchez	48,331	*
W. R. Sanders	77,323	*
R. J. Simmons	64,196	*
R. K. Templeton	4,303,565	*
C. T. Whitman	116,684	*

Management (2)
K. P. March	981,368	*
B. T. Crutcher	666,405	*
S. A. Anderson	572,970	*
K. J. Ritchie	477,828	*

All executive officers and directors as a group (3)	10,338,972	1.02%

(1)	Included in the shares owned shown above are:

Directors	Shares Obtainable within 60 Days	Shares Credited to 401(k) Account	RSUs (in Shares) (a)	Shares Credited to Deferred Compensation Accounts (b)
R. W. Babb, Jr.	42,002	—	15,146	17,371
M. A. Blinn	8,783	—	6,121	5,583
D. A. Carp	70,002	—	31,810	39,231
J. F. Clark	—	—	2,000	762
C. S. Cox	63,002	—	25,146	1,392
R. Kirk	8,783	—	6,121	—
P. H. Patsley	70,002	—	12,259	40,601
R. E. Sanchez	32,000	—	10,259	4,072
W. R. Sanders	42,002	—	19,859	1,575
R. J. Simmons	12,435	—	31,146	20,615
R. K. Templeton	3,223,774	13,113	655,313	—
C. T. Whitman	70,002	—	22,646	9,044

(a)	The non-employee directors’ RSUs granted before 2007 are settled in TI common stock generally upon the director’s termination of service provided he or she has served at least eight years or has reached the company’s retirement age for directors. RSUs granted after 2006 are settled in TI common stock generally upon the fourth anniversary of the grant date.

(b)	The shares in deferred compensation accounts are issued following the director’s termination of service.

48	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

(2)	Included in the shares owned shown above are:

Executive Officer	Shares Obtainable within 60 Days	Shares Credited to 401(k) Account	RSUs (in Shares)
K. P. March	626,202	2,114	155,648
B. T. Crutcher	326,564	—	339,515
S. A. Anderson	373,712	—	199,258
K. J. Ritchie	269,553	—	207,442

(3)	Includes:

(a)	7,118,461 shares obtainable within 60 days;

(b)	34,470 shares credited to 401(k) accounts;

(c)	2,187,594 shares subject to RSU awards; for the terms of these RSUs, please see pages 13 and 33; and

(d)	140,245 shares credited to certain non-employee directors’ deferred compensation accounts; shares in deferred compensation accounts are issued following a director’s termination of service.

Related person transactions

Because we believe that company transactions with directors and executive officers of TI or with persons related to TI directors and executive officers present a heightened risk of creating or appearing to create a conflict of interest, we have a written related person transaction policy that has been approved by the board of directors. The policy states that TI directors and executive officers should obtain the approvals specified below in connection with any related person transaction. The policy applies to transactions in which:

1.	TI or any TI subsidiary is or will be a participant;
2.	The amount involved exceeds or is expected to exceed $100,000 in a fiscal year; and
3.	Any of the following (a “related person”) has or will have a direct or indirect interest:

(a)	A TI director or executive officer, or an Immediate Family Member of a director or executive officer;
(b)	A stockholder owning more than 5 percent of the common stock of TI or an Immediate Family Member of such stockholder, or, if the 5 percent stockholder is not a natural person, any person or entity designated in the Form 13G or 13D filed under the SEC rules and regulations by the 5 percent stockholder as having an ownership interest in TI stock (individually or collectively, a “5 percent holder”); or
(c)	An entity in which someone listed in (a) or (b) above has a 5 percent or greater ownership interest, by which someone listed in (a) or (b) is employed, or of which someone listed in (a) or (b) is a director, principal or partner.

For purposes of the policy, an “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of a TI director, executive officer or 5 percent holder.

The policy specifies that a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions or arrangements.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	49

The required approvals are as follows:

Arrangement involving:	Approval required by:
Executive officer who is also a member of the TI board, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	G&SR Committee

Chair of the G&SR Committee, chief compliance officer, any of his or her Immediate Family Members, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	G&SR Committee

Any other director or executive officer, an Immediate Family Member of such person, or an entity in which any of the foregoing has a 5 percent or greater ownership interest	Chief Compliance Officer in consultation with the Chair of the G&SR Committee

A 5 percent holder	G&SR Committee

No member of the G&SR Committee will participate in the consideration of a related person arrangement in which such member or any of his or her Immediate Family Members is the related person.

The approving body or persons will consider all of the relevant facts and circumstances available to them, including (if applicable) but not limited to: the benefits to the company of the arrangement; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the arrangement; and the terms available to unrelated third parties or to employees generally. The primary consideration is whether the transaction between TI and the related person (a) was the result of undue influence from the related person or (b) could adversely influence or appear to adversely influence the judgment, decisions or actions of the director or executive officer in meeting TI responsibilities or create obligations to other organizations that may come in conflict with responsibilities to TI.

No related person arrangement will be approved unless it is determined to be in, or not inconsistent with, the best interests of the company and its stockholders, as the approving body or persons shall determine in good faith.

The chief compliance officer will provide periodic reports to the committee on related person transactions. Any related person transaction brought to the attention of the chief compliance officer or of which the chief compliance officer becomes aware that is not approved pursuant to the process set forth above shall be terminated as soon as practicable.

During 2015, two family members of executive officers were employed by the company. The son of R. Gregory Delagi (Senior Vice President) was employed in our facilities organization, and the spouse of Cynthia Hoff Trochu (Senior Vice President and General Counsel) was employed in our finance organization until his retirement in August 2015. Neither Mr. Delagi nor Ms. Trochu was involved in any decisions regarding their family member’s employment at TI, and the compensation of both family members was consistent with that of similarly situated employees. These transactions have been reviewed and ratified in accordance with the company’s related person transactions policy described above.

Compensation committee interlocks and insider participation

During 2015, Messrs. Carp and Sanchez and Mses. Patsley and Whitman served on the Compensation Committee. No committee member (i) was an officer or employee of TI, (ii) was formerly an officer of TI or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions (Item 404 of Regulation S-K). No executive officer of TI served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our board of directors or a member of the Compensation Committee.

Cost of solicitation

The solicitation is made on behalf of our board of directors. TI will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

50	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Without receiving additional compensation, officials and regular employees of TI may solicit proxies personally, by telephone, fax or e-mail, from some stockholders if proxies are not promptly received. We have also hired Georgeson Inc. to assist in the solicitation of proxies at a cost of $12,000 plus out-of-pocket expenses.

Stockholder proposals for 2017

If you wish to submit a proposal for possible inclusion in TI’s 2017 proxy material, we must receive your notice, in accordance with the rules of the SEC, on or before November 9, 2016. Proposals are to be sent to: Texas Instruments Incorporated, 12500 TI Boulevard, MS 8658, Dallas, TX 75243, Attn: Secretary.

If you wish to submit a proposal at the 2017 annual meeting (but not seek inclusion of the proposal in the company’s proxy material), we must receive your notice, in accordance with the company’s by-laws, on or before January 21, 2017.

All suggestions from stockholders concerning the company’s business are welcome and will be carefully considered by TI’s management. To ensure that your suggestions receive appropriate review, the G&SR Committee reviews correspondence from stockholders and management’s responses. Stockholders are thereby given access at the board level without having to resort to formal stockholder proposals. Generally, the board prefers you present your views in this manner rather than through the process of formal stockholder proposals. Please see page 8 for information on contacting the board.

Benefit plan voting

If you are a participant in the TI Contribution and 401(k) Savings Plan, or the TI 401(k) Savings Plan, you are a “named fiduciary” under the plans and are entitled to direct the voting of shares allocable to your accounts under these plans. The trustee administering your plan will vote your shares in accordance with your instructions. If you wish to instruct the trustee on the voting of shares held for your accounts, you should do so by April 18, 2016, in the manner described in the notice of annual meeting.

Additionally, participants under the plans are designated as “named fiduciaries” for the purpose of voting TI stock held under the plans for which no voting direction is received. TI shares held by the TI 401(k) savings plans for which no voting instructions are received by April 18, 2016, will be voted in the same proportions as the shares in the plans for which voting instructions have been received by that date unless otherwise required by law.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act requires certain persons, including the company’s directors and executive officers, to file reports with the SEC regarding beneficial ownership of certain equity securities of the company. The company believes that all reports during 2015 were timely filed by its directors and executive officers.

Telephone and Internet voting

Registered stockholders and benefit plan participants. Stockholders with shares registered directly with Computershare (TI’s transfer agent) and participants who beneficially own shares in a TI benefit plan may vote telephonically by calling (800) 690-6903 (within the U.S. and Canada only, toll-free) or via the Internet at www.proxyvote.com.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. TI has been advised by counsel that the telephone and Internet voting procedures, which have been made available through Broadridge Financial Solutions, Inc., are consistent with the requirements of applicable law.

Stockholders with shares registered in the name of a brokerage firm or bank. A number of brokerage firms and banks offer telephone and Internet voting options. These programs may differ from the program provided to registered stockholders and benefit plan participants. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	51

Stockholders sharing the same address

To reduce the expenses of delivering duplicate materials, we take advantage of the SEC’s “householding” rules which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of these materials, you may request a separate copy at no cost to you by calling Investor Relations at 214-479-3773 or by writing to Texas Instruments Incorporated, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199, Attn: Investor Relations. For future annual meetings, you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by calling (800) 542-1061 or writing to Investor Relations at the address given above.

Electronic delivery of proxy materials and copies of our Form 10-K

As an alternative to receiving printed copies of these materials in future years, we are pleased to offer stockholders the opportunity to receive proxy mailings electronically. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive or access proxy materials electronically in future years. After the meeting date, stockholders holding shares through a broker or bank may request electronic delivery by visiting www.icsdelivery.com/ti and entering information for each account held by a bank or broker. If you are a registered stockholder and would like to request electronic delivery, please visit www-us.computershare.com/investor or call TI Investor Relations at 214-479-3773 for more information. If you are a participant in a TI benefit plan and would like to request electronic delivery, please call TI Investor Relations for more information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 21, 2016. This 2016 proxy statement and the company’s 2015 annual report are accessible at: www.proxyvote.com.

The company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2015, accompanies this Proxy Statement. You may also obtain a copy of the company’s Annual Report on Form 10-K for the year ended December 31, 2015, that was filed with the SEC without charge by writing to Investor Relations, P.O. Box 660199, MS 8657, Dallas, TX 75266-0199. Our Form 10-K is also available in the “Investor Relations” section of our website at www.TI.com.

Sincerely,

Cynthia Hoff Trochu

Senior Vice President,

Secretary and General Counsel

March 9, 2016

Dallas, Texas

Notice regarding forward-looking statements

This proxy statement includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements herein that describe TI’s business strategy, plans, goals, future capital spending levels and potential for growth, improved profit margins and cash generation are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results and amounts to differ materially from those in forward-looking statements. For a detailed discussion of the risks and uncertainties, see the Risk factors discussion in Item 1A of our annual report on Form 10-K for the year ended December 31, 2015. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

52	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

Directions and other annual meeting information

Directions

From DFW airport: Take the North Airport exit to IH-635E. Take IH-635E to the Greenville Avenue exit. Turn right (South) on Greenville. Turn right (West) on Forest Lane. Texas Instruments will be on your right at the second traffic light. Please use the North entrance to the building.

From Love Field airport: Take Mockingbird Lane East to US-75N (Central Expressway). Travel North on 75N to the Forest Lane exit. Turn right (East) on Forest Lane. You will pass two traffic lights. At the third light, the entrance to Texas Instruments will be on your left. Please use the North entrance to the building.

Parking

There will be reserved parking for all visitors at the North Lobby. Visitors with special needs requiring assistance will be accommodated at the South Lobby entrance.

Security

Please be advised that TI’s security policy forbids weapons, cameras and audio/video recording devices inside TI buildings. All bags will be subject to search upon entry into the building.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	53

Appendix A

Non-GAAP reconciliations

This proxy statement refers to ratios based on free cash flow. These are financial measures that were not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP). Free cash flow is a non-GAAP measure calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as Cash flow from operations). We believe free cash flow and these ratios based on it provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to investors, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures and are reconciled in the table below to the most directly comparable GAAP measures.

	For Years Ended December 31,				Percentage of Revenue
					For Years Ended December 31,
Free Cash Flow as a Percentage of Revenue	2015	2014	2013	Total	2015	2014	2013	Total
(Millions of dollars)

Revenue	$13,000	$13,045	$12,205	$38,250
Cash flow from operations (GAAP)	$4,268	$3,892	$3,384	$11,544	32.8%	29.8%	27.7%	30.2%
Capital expenditures	(551)	(385)	(412)	(1,348)

Free cash flow (non-GAAP)	$3,717	$3,507	$2,972	$10,196	28.6%	26.9%	24.4%	26.7%

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	A-1

Appendix B

TEXAS INSTRUMENTS 2009 LONG-TERM INCENTIVE PLAN

As amended effective April 21, 2016 (marked to show proposed amendments)

SECTION 1. Purpose.

The Texas Instruments 2009 Long-Term Incentive Plan is intended as a successor plan to the Company’s 2000 Long-Term Incentive Plan, 2003 Long-Term Incentive Plan and the predecessors thereto. This Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth in this Section 2. Any definition of a performance measure used in connection with an Award described by Section 11(f) shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States.

(a)	“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(b)	“Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.
(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in electronic form.
(d)	“Board” shall mean the board of directors of the Company.
(e)	“Cash Flow” for a period shall mean net cash provided by operating activities.
(f)	“Change in Control” shall mean an event that will be deemed to have occurred:
(i)	On the date any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding stock under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to be a Change in Control;
(ii)	On the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; or
(iii)

On the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no Change in Control when there is such a sale or transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (ii) an entity, at least 50 percent of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns, directly or indirectly, at least 50 percent of the total value or voting power of the outstanding stock of the Company; or (iv) an entity, at least 50 percent of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least 50

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	B-1

percent of the total value or voting power of the outstanding stock of the Company.
(iv)	For purposes of (i), (ii) and (iii) of this Section 2(f),
(A)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended;
(B)	“Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code; and
(C)	“Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of the Company audited by the Company’s independent auditors and reported to stockholders in the annual report to stockholders.
(v)	Notwithstanding the foregoing, in no case will an event in (i), (ii) or (iii) of this Section 2(f) be treated as a Change in Control unless such event also constitutes a “change in control event” with respect to the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) or any successor provision.
(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(h)	“Committee” shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.
(i)	“Company” shall mean Texas Instruments Incorporated, together with any successor thereto.
(j)	“Cycle Time” shall mean the actual time a specific process relating to a product or service of the Company takes to accomplish.
(k)	“Earnings Before Income Taxes” shall mean income from continuing operations plus provision for income taxes.
(l)	“Earnings Before Income Taxes, Depreciation and Amortization” or “EBITDA” shall mean income from continuing operations plus 1) provision for income taxes, 2) depreciation expense and 3) amortization expense.
(m)	“Earnings Per Share” for a period shall mean diluted earnings per common share from continuing operations before extraordinary items.
(n)	“Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which an amount related to or arising in connection with the Award may be deducted by the Company, and (ii) the recipient of taxable compensation of more than $1,000,000 for that taxable year.
(o)	“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(p)	“Free Cash Flow” for a period shall mean net cash provided by operating activities of continuing operations less additions to property, plant and equipment.
(q)	“Gross Profit” for a period shall mean net revenue less cost of revenue.
(r)	“Gross Profit Margin” for a period shall mean Gross Profit divided by net revenue.
(s)	“Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.
(t)	“Involuntary Termination” shall mean a Termination of Employment, other than for cause, due to the independent exercise of unilateral authority of TI to terminate the Participant’s services, other than due to the Participant’s implicit or explicit request, where the Participant was willing and able to continue to perform services, in accordance with Treas. Reg. § 1.409A-1(n)(1) or any successor provision.
(u)	“Manufacturing Process Yield” shall mean the good units produced as a percent of the total units processed.
(v)	“Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one or more of its business units, product lines or products during a time period.
(w)	“Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.
(x)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.
(y)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

B-2	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

(z)	“Other Stock-Based Award” shall mean any right granted under Section 10.
(aa)	“Participant” shall mean an individual granted an Award under the Plan.
(bb)	“Performance Unit” shall mean any right granted under Section 8.
(cc)	“Plan” shall mean this Texas Instruments 2009 Long-Term Incentive Plan.
(dd)	“Operating Profit” shall mean revenue less (i) cost of revenue, (ii) research and development expense and (iii) selling, general and administrative expense.
(ee)	“Restricted Stock” shall mean any Share granted under Section 7.
(ff)	“Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) on the terms and conditions set forth in the Plan and the applicable Award Agreement.
(gg)	“Return on Assets” for a period shall mean net income divided by average total assets, with average defined as the sum of the amount of assets at the beginning and ending of the period divided by two.
(hh)	“Return on Capital” for a period shall mean net income divided by stockholders’ equity.
(ii)	“Return on Common Equity” for a period shall mean net income divided by total stockholders’ equity, less amounts, if any, attributable to preferred stock.
(jj)	“Return on Invested Capital” for a period shall mean net income divided by the sum of stockholders’ equity and long-term debt.
(kk)	“Return on Net Assets” for a period shall mean net income divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.
(ll)	“Revenue Growth” shall mean the percentage change in revenue from one period to another.
(mm)	“Shares” shall mean shares of the common stock of the Company, $1.00 par value.
(nn)	“Specified Employee” shall mean an employee who is a “specified employee” (as defined in Section 409A(2)(b)(i) of the Code) for the applicable period, as determined by the Committee in accordance with Treas. Reg. § 1.409A-1(i) or any successor provision.
(oo)	“Stock Appreciation Right” or “SAR” shall mean any right granted pursuant to Section 9 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise over (ii) the grant price of the right, which grant price, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on the date of grant of the right.
(pp)	“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
(qq)	“Termination of Employment” shall mean the date on which the Participant has incurred a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor provision.
(rr)	“TI” shall mean and include the Company and its Affiliates.
(ss)	“Total Stockholder Return” shall mean the sum of the appreciation in stock price and dividends paid on common stock over a given period of time.

SECTION 3. Eligibility.

(a)	Any individual who is employed by the Company or any Affiliate, and any individual who provides services to the Company or any Affiliate as an independent contractor, including any officer or employee-director, shall be eligible to be selected to receive an Award under the Plan.
(b)	An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of commencement of employment.
(c)	Directors who are not full-time or part-time officers or employees are not eligible to receive Awards hereunder.
(d)	Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	B-3

SECTION 4. Administration.

(a)	The Plan shall be administered by the Committee. The Committee shall be appointed by the Board. A director may serve as a member or alternate member of the Committee only during periods in which the director is (i) independent within the meaning of the rules of The NASDAQ Stock Market and the Company’s director independence standards and (ii) an “outside director” as described in Section 162(m) of the Code.
(b)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine, consistent with Section 11(g), whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, including adopting sub-plans and addenda for Participants outside the United States to achieve favorable tax results or facilitate compliance with applicable laws; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)	All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

SECTION 5. Shares Available for Awards.

(a)	Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 75,000,000 shares, plus an additional 40,000,000 shares as approved by stockholders on April 21, 2016. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), no Participant may receive Options and SARs under the Plan in any calendar year that relate to more than 4,000,000 Shares.
(b)	If, after the effective date of the Plan, (i) any Shares covered by an Award, or to which such an Award relates, are forfeited or (ii) any Award expires or is cancelled or otherwise terminated, then the number of Shares available for issuance under the Plan shall increase, to the extent of any such forfeiture, expiration, cancellation or termination. For purposes of this Section 5(b) awards and options granted under any previous option or long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall be treated as Awards. For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (i) the withholding of Shares as a result of the net settlement of an outstanding Option or SAR; (ii) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (iii) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.
(c)	Any Shares underlying Substitute Awards shall not be counted against the Shares available for granting Awards.
(d)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.
(e)	In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities, cash or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Any such adjustment with respect to a “stock right” outstanding under the Plan, as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid the imposition of any additional tax or penalty under Section 409A.

B-4	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

SECTION 6. Options.

(a)	The Committee is hereby authorized to grant Options to Participants with the terms and conditions described in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)	The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(c)	The term of each Option shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.
(d)	The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(e)	The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, but the Company makes no representation that any options will qualify, or continue to qualify as an Incentive Stock Option and makes no covenant to maintain Incentive Stock Option status.

SECTION 7. Restricted Stock and Restricted Stock Units.

(a)	The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the terms and conditions described in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)	Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)	Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(d)	Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

SECTION 8. Performance Units.

(a)	The Committee is hereby authorized to grant Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)	Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	B-5

SECTION 9. Stock Appreciation Rights (SARs).

(a)	The Committee is hereby authorized to grant SARs to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)	The term of each SAR shall be fixed by the Committee but shall not exceed 10 years; provided, however, that the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death.

SECTION 10. Other Stock-based Awards.

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11. General Provisions Applicable to Awards.

(a)	Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b)	Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)	Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with Section 11(g) and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or, with respect only to Awards other than Options and SARs, the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)	Unless the Committee shall otherwise determine, (i) no Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)	All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f)

Every Award (other than an Option or SAR) to a member of the Executive Group that the Committee intends to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, on an absolute basis or relative to

B-6	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

other companies, as determined by the Committee, of one or more of the following performance measures: (i) Cash Flow, (ii) Cycle Time, (iii) Earnings Before Income Taxes, (iv) Earnings Per Share, (v) EBITDA, (vi) Free Cash Flow, (vii) Gross Profit, (viii) Gross Profit Margin, (ix) Manufacturing Process Yield, (x) Market Share, (xi) net income, (xii) Net Revenue Per Employee, (xiii) Operating Profit, (xiv) Return on Assets, (xv) Return on Capital, (xvi) Return on Common Equity, (xvii) Return on Invested Capital, (xviii) Return on Net Assets, (xix) Revenue Growth or (xx) Total Stockholder Return. For any Award subject to any such pre-established formula, no more than $5,000,000 can be paid in satisfaction of such Award to any Participant, provided, however, that if the performance formula relating to such Award is expressed in Shares, the maximum limit shall be 4,000,000 Shares in lieu of such dollar limit.
(g)	Unless the Committee expressly determines otherwise in the Award Agreement, any Award of an Option, SAR, or Restricted Stock is intended to qualify as a stock right exempt under Section 409A of the Code, and the terms of the Award Agreement and any related rules and procedures adopted by the Committee shall reflect such intention. Unless the Committee expressly determines otherwise in the Award Agreement, with respect to any other Award that would constitute deferred compensation within the meaning of Section 409A of the Code, the Award Agreement shall set forth the time and form of payment and the election rights, if any, of the holder in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A. The Company makes no representation or covenant that any Award granted under the Plan will comply with Section 409A.
(h)	The Committee shall not have the authority to provide in any Award granted hereunder for the automatic award of an Option upon the exercise or settlement of such Award.
(i)	This Section 11(i) applies with respect to Awards granted on or after January 1, 2010. If a Participant experiences an Involuntary Termination within 24 months after a Change in Control, then unless specifically provided to the contrary in any Award Agreement or the Committee otherwise determines under authority granted elsewhere in the Plan,
(1)	Awards held by the Participant shall become fully vested and exercisable, and any restrictions applicable to the Awards shall lapse, upon the effective date of such termination;
(2)	to the extent permitted without additional tax or penalty by Section 409A of the Code, the shares underlying Restricted Stock Units, Performance Units or other Stock-Based Awards held by the Participant will be issued on, or as soon as practicable (but no later than 60 days) after, the Participant’s Involuntary Termination, provided, however, that if the Participant is a Specified Employee upon such termination, the shares will be issued on, or as soon as practicable (but no more than 10 days) after, the first day of the seventh month following such Involuntary Termination; and
(3)	to the extent that the issuance of shares as specified in (2) above is not permitted without additional tax or penalty by Section 409A, the Award will continue to full term and the shares will be issued at the issuance date specified in the Award Agreement as if the Participant were still an employee of TI on such date.

SECTION 12. Amendment and Termination.

(a)	Unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of The NASDAQ Stock Market or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
(b)

The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; (ii) except as provided in Section 5(e), no such action shall reduce the exercise price of any Option or SAR established at the time of grant thereof; and (iii) except in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), an Option or SAR may not be terminated in exchange for (x) a cash amount greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award (the “Award Value”), (y) another Option or SAR with an exercise price that is less than the exercise price of the cancelled Option or SAR, or (z) any other type of Award. For avoidance of doubt, in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), any Award may be terminated in exchange for a cash payment, and such payment is not required to exceed the Award Value. Notwithstanding the foregoing, the Committee may terminate Awards granted in any jurisdiction outside the United States prior to their expiration date for consideration determined by the Committee when, in the Committee’s judgment,

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	B-7

the administrative burden of continuing Awards in such locality outweighs the benefit to the Company. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. The Committee also may modify any outstanding Awards to comply with Section 409A without consent from Participants. The Company makes no representation or covenant that any action taken pursuant to this Section 12(b) will comply with Section 409A.
(c)	The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. However, the Company makes no representation or covenants that Awards will comply with Section 409A.
(d)	The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 13. Miscellaneous.

(a)	No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards, either collectively or individually, under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)	The Committee may delegate to another committee of the Board, one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any such delegation to management shall conform with the requirements of the General Corporation Law of Delaware, as in effect from time to time.
(c)	The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes (including income tax, social insurance contributions, payment on account and other taxes) due in respect of an Award, its exercise, or any payment or transfer of Shares, cash or property under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.
(d)	Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)	The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.
(f)	If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(g)	Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

B-8	TEXAS INSTRUMENTS • 2016 PROXY STATEMENT

(h)	No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 14. Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 15. Term of the Plan.

No Award shall be granted under the Plan after ~~the tenth anniversary of the effective date~~April 21, 2026. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee and the Board under Section 12 to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and to amend the Plan, shall extend beyond such date.

SECTION 16. Governing Law.

The Plan shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

TEXAS INSTRUMENTS • 2016 PROXY STATEMENT	B-9

TEXAS INSTRUMENTS INCORPORATED

ATTN: JANE NAHRA

P.O. BOX 655474

MS 3999

DALLAS, TX 75265-5474

For registered shares, your proxy must be received by 11:59 P.M. (Eastern time) on April 20, 2016.

For shares allocable to a benefit plan account, your proxy must be received by 11:59 P.M. (Eastern time) on April 18, 2016.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until the applicable cut-off date and time above. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until the applicable cut-off date and time above. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by the applicable date and time above.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00180-P73230	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

 TEXAS INSTRUMENTS INCORPORATED

The board of directors recommends you vote FOR each of the nominees for director and FOR Proposals 2 through 4.
Vote on Directors

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. R. W. Babb, Jr.	☐	☐	☐

	1b. M. A. Blinn	☐	☐	☐

	1c. D. A. Carp	☐	☐	☐

	1d. J. F. Clark	☐	☐	☐

	1e. C. S. Cox	☐	☐	☐

	1f. R. Kirk	☐	☐	☐

	1g. P. H. Patsley	☐	☐	☐

	1h. R. E. Sanchez	☐	☐	☐

	1i. W. R. Sanders	☐	☐	☐

	1j. R. K. Templeton	☐	☐	☐

	1.k. C. T. Whitman	☐	☐	☐

	For	Against	Abstain

2. Board proposal regarding advisory approval of the Company’s executive compensation.	☐	☐	☐

3. Board proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐

4. Board proposal to approve amendments to the Texas Instruments 2009 Long-Term Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature(Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 21, 2016

You are invited to attend the 2016 annual meeting of stockholders on Thursday, April 21, 2016, at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 9:00 a.m. (Central time). At the meeting we will consider the election of directors, advisory approval of the Company’s executive compensation, ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016, approval of amendments to the Texas Instruments 2009 Long-Term Incentive Plan, and such other matters as may properly come before the meeting.

Electronic Delivery of Proxy Materials

We are pleased to offer stockholders the opportunity to receive future proxy mailings by e-mail. To request electronic delivery, please vote via the Internet at www.proxyvote.com and, when prompted, enroll to receive proxy materials electronically in future years.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2016 Notice and Proxy Statement and 2015 Annual Report are also available at www.proxyvote.com.

E00181-P73230

PROXY FOR ANNUAL MEETING

TO BE HELD APRIL 21, 2016

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints RALPH W. BABB, JR., ROBERT E. SANCHEZ, WAYNE R. SANDERS, RICHARD K. TEMPLETON, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 21, 2016, at 9:00 a.m. (Central time) and at any or all adjournments thereof, according to the number of shares of common stock that the undersigned would be entitled to vote if then personally present, in the election of directors, upon the board proposals and upon other matters properly coming before the meeting. If no contrary indication is made, this proxy will be voted FOR the election of each director nominee and FOR Proposals 2 through 4. If other matters come before the meeting, this proxy will be voted in the discretion of the named proxies.

Should you have an account in the TI Contribution and 401(k) Savings Plan or the TI 401(k) Savings Plan, this proxy represents the number of TI shares allocable to that plan account as well as other shares registered in your name. As a “named fiduciary” under the plans for TI shares allocable to that plan account and for shares for which no voting instructions are received, this proxy will serve as voting instructions for The Northern Trust Company, trustee for the plans, or its designee. The plans provide that the trustee will vote each participant’s shares in accordance with the participant’s instructions unless otherwise required by law. If the trustee does not receive voting instructions for TI shares under the plans by April 18, 2016, those shares will be voted, in accordance with the terms of plans, in the same proportion as the shares for which voting instructions have been received unless otherwise required by law. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion.

IMPORTANT - On the reverse side of this card are procedures on how to vote the shares.

Please consider voting by Internet or telephone.

You received this e-mail because you are enrolled to receive TEXAS INSTRUMENTS INCORPORATED communications and vote by proxy via the Internet.

Important Notice Regarding the Availability of Proxy Materials

2016 TEXAS INSTRUMENTS INCORPORATED Annual Meeting of Shareholders

MEETING DATE:     April 21, 2016

RECORD DATE:     February 22, 2016

CUSIP NUMBER:     882508104

This e-mail represents all shares in the following account(s).

NAME
TEXAS INSTRUMENTS INC. COMMON	123,456,789,012.00000
TEXAS INSTRUMENTS INC. 401K SAVINGS	123,456,789,012.00000
TEXAS INSTRUMENTS INC. 401K SAVINGS	123,456,789,012.00000
TEXAS INSTRUMENTS INC. 401K	123,456,789,012.00000
TEXAS INSTRUMENTS INCORPORATED – 401K	123,456,789,012.00000
TEXAS INSTRUMENTS INCORPORATED – 401K	123,456,789,012.00000
EMAIL MATCHING FILE	123,456,789,012.00000
TEXAS INSTRUMENTS INC. COMMON	123,456,789,012.00000

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/00123456789012345

You may need your CONTROL NUMBER and your PIN:

*	CONTROL NUMBER: 0123456789012345
*	Your PIN is the four-digit number you selected at the time of your enrollment, or if consent was provided by your employer may be the last four digits of your Social Security Number.
*	If you have forgotten your PIN please follow the “Forgot PIN” instructions on proxyvote.com.

For registered shares, you may vote by Internet until 11:59 p.m. Eastern time on April 20, 2016. For shares allocable to a benefit plan account, voting instructions must be received no later than 11:59 p.m. Eastern time on April 18, 2016.

The relevant supporting documentation can also be found at the following Internet site(s):

Annual Report and Proxy Statement

https://materials.proxyvote.com/Approved/882508/20160222/CMBO_273128/

*custom site*

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to https://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to https://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:	M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Questions regarding this communication should be directed to your advisor or the company’s Investor Relations department. For questions specific to the proxyvote.com website, please reply to this email and include the original text and subject line for identification purposes.

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TEXAS INSTRUMENTS INCORPORATED
2016 Annual Meeting
THURSDAY, APRIL 21, 2016
Proxy Voting Instructions
Make your selection below.
Votes can be changed until voting deadline.
The voting instructions indicated below represent the most up-to-date vote information on file.
Active - Voted
For registered shares, vote by Apr. 20, 2016 11:59 p.m. EDT
For shares allocable to a benefit plan account, votes must be received by 11:59 p.m. EDT on April 18, 2016.
Control #9916576939869332
Important
Materials?
Grant of Proxy Authority
Order a hard copy
Annual Report and Proxy Statement
Go
Paperless
SIGN UP FOR E-DELIVERY
Proposal(s)
1A. ELECTION OF DIRECTOR: R.W. BABB, JR.
1B. ELECTION OF DIRECTOR: M.A. BLINN
1C. ELECTION OF DIRECTOR: D.A. CARP
1D. ELECTION OF DIRECTOR: J.F. CLARK
1E. ELECTION OF DIRECTOR: C.S. COX
1F. ELECTION OF DIRECTOR: R. KIRK
1G. ELECTION OF DIRECTOR: P.H. PATSLEY
BOARD RECOMMENDATION: FOR
BOARD RECOMMENDATION: FOR
BOARD RECOMMENDATION: FOR
BOARD RECOMMENDATION: FOR
BOARD RECOMMENDATION: FOR
BOARD RECOMMENDATION: FOR
BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
Investor
Education
Learn more about the process at
SEC: Spotlight on Proxy Matters

1H. ELECTION OF DIRECTOR: R E. SANCHEZ BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
1I. ELECTION OF DIRECTOR: W.R. SANDERS BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
1J. ELECTION OF DIRECTOR: R.K. TEMPLETON BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
1K. ELECTION OF DIRECTOR: C.T. WHITMAN BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
2. BOARD PROPOSAL REGARDING ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
3. BOARD PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
4. BOARD PROPOSAL TO APPROVE AMENDMENTS TO THE TEXAS INSTRUMENTS 2009 LONG-TERM INCENTIVE PLAN. BOARD RECOMMENDATION: FOR
FOR AGAINST ABSTAIN
For holders as of Monday, February 22, 2016
CUSIP: 882508 RESET UPDATE VOTE
By clicking “update vote” I am hereby granting a proxy as defined in the materials.